J.P. Morgan Healthcare Conference 2020 January 12, 2020

• Certain statements contained in this presentation and in the accompanying oral presentation, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking statements. Examples of such forward-looking statements include statements regarding clinical data for patients from the ASPEN trial and advantages compared to ibrutinib; plans for regulatory discussions and Disclosures submission of data from the ASPEN trial; the launch and potential commercial opportunity of BRUKINSA in the United States; BeiGene’s plans and expectations for further development and potential commercialization of XGEVA, KYPROLIS, BLINCYTO and Amgen’s oncology pipeline assets; the timing of approvals of BeiGene’s commercial products in China; BeiGene’s further advancement of, and anticipated clinical development, regulatory milestones and commercialization of its drug candidates; and continuing and further development and commercialization efforts and transactions with third parties. Such statements, based as they are on the current analysis and expectations of management, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond BeiGene’s control. Such risks include but are not limited to: the impact of general economic conditions, general conditions in the pharmaceutical industries, changes in the global and regional regulatory environments in the jurisdictions in which BeiGene does business, market volatility, fluctuations in costs and changes to the competitive environment. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements. In the case of forward-looking statements regarding investigational drug candidates and continuing further development efforts, specific risks which could cause actual results to differ materially from BeiGene’s current analysis and expectations include: failure to demonstrate the safety, tolerability and efficacy of our drug candidates, final and quality controlled verification of data and the related analyses, the expense and uncertainty of obtaining regulatory approval, including from the FDA, NMPA (formerly CFDA/CDA) and EMA, the possibility of having to conduct additional1 clinical trials and BeiGene’s reliance on third parties to conduct drug development, manufacturing and other services. Further, even if regulatory approval is obtained, pharmaceutical products are generally subject to stringent on-going governmental regulation, challenges in gaining market acceptance and competition. These statements are also subject to a number of material risks and uncertainties that are described in BeiGene’s filings with the Securities and Exchange Commission (SEC) and Hong Kong Stock Exchange. The reader should not place undue reliance on any forward-looking statements included in this presentation or in the accompanying oral presentation. These statements speak only as of the date made, and BeiGene is under no obligation and disavows any obligation to update or revise such statements as a result of any event, circumstances or otherwise, unless required by applicable legislation or regulation. • Some of the clinical data in this presentation relating to BeiGene’s investigational drug candidates is from early phase, single-arm trials. When such data or data from later stage trials are presented in relation to other investigational or marketed drug products, the presentation and discussion are not based on head-to-head trials between BeiGene’s investigational drug candidates and other products. BeiGene is still conducting clinical trials and, as additional patients are enrolled and evaluated, data on BeiGene’s investigational drug candidates may change. • This presentation and the accompanying oral presentation contains data and information obtained from third-party studies and internal company analysis of such data and information. BeiGene has not independently verified the data and information obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications noted above. 2

Fully-Integrated Global Biotech Company With Unique Strategic Competitive Advantages in Clinical Science and China Commercial Broad portfolio over 30 assets Global 3,400+ organization Key 2020 catalysts • 6 commercial assets • 10 offices on 4 continents • Up to 9 potentially registration- • 5 NDAs in registration in China • Global clinical development: 1,100+ enabling trial readouts • 30 clinical or commercial stage • Commercial: 900+ (China) • Expanded approvals for commercial-stage products assets, including 7 with global 100+ (U.S.) rights, 23 with China/APAC rights • Research: 300+ • Commercial launches of key products in China • 27 potentially registration-enabling • Internal manufacturing capabilities trials ongoing, 60+ studies in total BeiGene clinical trials in over 35 countries & regions 3

Significant Recent Accomplishments + tislelizumab Global $2.8 billion U.S. approval Read out of China Opening of strategic investment for R/R MCL1 head-to-head approval for state-of-the-art collaboration zanubrutinib R/R cHL2 biologics vs ibrutinib manufacturing3 in WM 1. November 14, 2019; this indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial. 2. December 26, 2019; approved for patients with classical Hodgkin’s lymphoma who have received at least two prior therapies. 3. Commercial validation ongoing. 4

# Transformational Collaboration with Amgen

**Validates BeiGene's China**-inclusive global development and commercial capabilities

- Collaboration rationale
  - Joining forces to fight one common enemy: cancer
  - Expected to accelerate access to important oncology medicines for patients in China and globally
- BeiGene expects to launch three Amgen oncology medicines in China

XGEVA® (denosumab) Kyprolis (carfilzomib) for injection BLINCYTO® (blinatumomab) for injection 35 mcg single-dose vial

- Companies to jointly develop up to 20 Amgen oncology pipeline assets
  - BeiGene to lead development and commercialization in China as well as contribute to funding global development
  - BeiGene receives royalties on global ex-China sales (excluding AMG 510) and on China sales after commercialization
- Investment by Amgen of $2.8B for 20.5% stake of BeiGene
- Tony Hooper, former Amgen EVP of Global Commercial Operations, joined the BeiGene board

BeiGene 5

Rapid Developments in China Create an Historic Opportunity for New Global Industry Leaders to Emerge China is the second largest MNC Oncology Product Sales in China($M) pharmaceutical market in the world with large unmet medical 2019 (Q1-3) YoY Growth: 68% needs and patient resources: 4.3 million new cancer patients in 2018, as large as the U.S., EU, 1,497 1,910 and Japan combined 1,629 1,226 1,124 929 823 850 708 730 693 730 791 729 575 634 629 649 As a result of recent regulatory 504 514 501 471 506 554 526 509 569 reforms and joining ICH, enrollment in China can significantly accelerate global development MNC: Mulitnational Company Source: BeiGene estimates. Ability to conduct clinical trials Expanding reimbursement Large volume of patients in China in China in a high-quality coverage has made China a more allows for lower prices, which supports fashion is a key competitive important market for premium, a new global model for growth by advantage for the industry innovative drugs accessing patients in new markets, globally and one not reliant on high U.S. pricing 6

Our Strategies for Building a Leading Global Innovative Biotech Company from China • Realize two large internally-developed near-term commercial opportunities ⎻ BRUKINSA (zanubrutinib) for the global market as a potentially best-in-class BTK inhibitor ⎻ Tislelizumab as a uniquely designed PD-1 antibody for the most common cancers in China and Asia • Utilize our key strategic capabilities ⎻ Built an integrated 1,100+ person global development team in China/U.S./AU/EU ⎻ Expand our commercial platforms in China and the U.S., the two largest pharmaceutical markets • Expand our portfolio by leveraging our clinical and commercial capabilities ⎻ Capture opportunities created by regulatory reforms in China ⎻ Accelerate global development through China-inclusive global trials • Pursue a new global model for long-term growth in the industry ⎻ Uniquely positioned due to strong China presence and global development capabilities 7

# China Is Becoming an Important Clinical Science Center

## BeiGene is well-positioned within this ecosystem; leveraging our platform to expand the portfolio



**NMPA reforms expand China's role in global development**

- China can participate from early development to pivotal trials
- Joined ICH in June 2017

**Effectively operating in China can significantly enhance global development**

- Can significantly accelerate enrollment
  - 4.3 million new cancer patients in 2018
  - Greater willingness to join clinical trials
- Can reduce the per-patient cost in drug development

**But bottlenecks remain**

- Limited CRO capability
- Highly limited talent pool
- Data and trial management challenges

### BeiGene Uniquely Well-Positioned to Capture this Opportunity for Global Benefit

- Largest oncology focused clinical development team in China
  - 1,100+ members, >60% in China.
- Built to high-quality global ICH standards
- Initiated 12 global China-inclusive pivotal studies
- 27 pivotal or potentially registration-enabling trials ongoing
- Over 60 ongoing or planned trials, enrolled >7,000 patients and healthy subjects
- Regulatory interactions in 20 countries

BeiGene

8

# Brukinsa (Zanubrutinib): Significant Commercial Opportunities

## Potentially best-in-class BTK inhibitor

| | |
|---|---|
| ADVANTAGES | ▪ Second generation, maximize BTK occupancy, minimize off-target binding<br>▪ Advantageous label in R/R MCL (59% CR, dosing flexibility- QD/BID, 100% BTK occupancy, PPI/H2RA)<br>▪ Randomized Phase 3 data demonstrated improved safety / tolerability and suggested improved efficacy<br>▪ Priced more affordably than competitors (8.7% v acalabrutinib, 7.4% v ibrutinib) |
| KEY TARGET INDICATIONS | Chronic lymphocytic leukemia/small lymphocytic lymphoma, Waldenström's macroglobulinemia, mantle cell lymphoma, follicular lymphoma, marginal zone lymphoma |
| CLINICAL DATA | **86-patient R/R MCL[1]**: ▪ 84% ORR ▪ 59% CR<br>**83-patient R/R WM[2]**: ▪ 94% ORR, 78% MRR ▪ 29% VGPR<br>**101-patient R/R CLL/SLL[3]**: ▪ 95% ORR ▪ 14% CR<br>**109-patient 1L CLL/SLL Del17p**: ▪ 93% ORR ▪ 2% CR |
| REGULATORY STATUS | ▪ **U.S. FDA accelerated approval of BRUKINSA™** (zanubrutinib) in R/R MCL November 14, 2019<br>▪ NDAs for R/R MCL and R/R CLL/SLL accepted in China<br>▪ Fast Track in WM and Breakthrough Therapy in MCL by U.S. FDA |
| BREADTH OF PROGRAM | ▪ Over 1,700 patients treated with zanubrutinib in clinical trials, safety data on over 600 patients in FDA label<br>▪ Over 25 clinical trials in eight indications<br>▪ Over 30 presentations of zanubrutinib clinical data<br>▪ Potential internal Bcl-2 inhbitor combination |

Sources: 1. ICML 2019 Song et. al.; 2. ASPEN trial topline result. BeiGene press release Dec. 16, 2019.; 3. Cull et. al. ASH 2019; BTK: Bruton's tyrosine kinase; CLL/SLL: chronic lymphocytic leukemia/small lymphocytic lymphoma; CR: complete response; FL: follicular lymphoma; MCL: mantle cell lymphoma; MZL: marginal zone lymphoma; MRR: major response rate; NDA: new drug application; ORR: overall response rate; R/R: relapsed/refractory; RT: Richter's transformation; VGPR: very good partial response; WM: Waldenström's macroglobulinemia.

BeiGene

9

ASPEN Efficacy and Safety Favors Zanubrutinib • Head-to-head trial of zanubrutinib vs. ibrutinib in WM patients • First report of a randomized Phase 3 study comparing two BTK inhibitors OVERALL OVERALL Zanubrutinib Ibrutinib Zanubrutinib Ibrutinib (N = 102) (N = 99) (N =101) (N = 98) Any Adverse Event (AE) % 97.0% 99.0% 29 (28.4)1 19 (19.2)1 VGPR+CR rate n (%) (CI) (19.9 - 38.2) (12.0 - 28.3) Grade 3 or Higher AE 58.4% 63.3% Serious Adverse Event (SAE) 39.6% 40.8% 6-month PFS, % 95.0 91.6 (CI) (88.4 - 97.9) (83.9 - 95.7) Fatal AE 1.0% 4.1% AE Leading to Treatment Discontinuation 4.0% 9.2% 12-month PFS, % 89.7 87.2 AE Leading to Leading to Dose Reduction 13.9% 23.5% (CI) (81.7 - 94.3) (78.6 - 92.5) AEs of Interest, % 6-month OS, % 98.0 95.9 Atrial fibrillation/flutter (all grades) 2.0% 15.3% (CI) (92.2 - 99.5) (89.5 - 98.4) Major hemorrhage2 5.9% 9.2% 12-month OS, % 97.0 93.9 Diarrhea (all grades) 20.8% 31.6% (CI) (90.9 - 99.0) (86.8 - 97.2) Hypertension 10.9% 17.3% 1. 2-sided descriptive p=0.0921; 2. Bleeding > grade 3, or CNS bleeding of any grade 10

# Tislelizumab: Significant Commercial Opportunities

## PD-1 inhibitor targeting Asia-prevalent tumors

**ADVANTAGES**

- Differentiated mechanism: minimized binding to FcγR
- **Differentiated Hodgkin's data with high CR rate**
- To enable broad reimbursement, aggressively pursuing label in most common cancers in Asia; several readouts expected in 2020
- World-class manufacturing partner with BI, 35 years of experience, >35 molecules brought to market

**KEY TARGET INDICATIONS**

**Breadth wins in China's label**-based reimbursement: Lung, liver, gastric, and esophageal cancers, classical Hodgkin's lymphoma, urothelial carcinoma, nasopharyngeal, MSI-High

**CLINICAL DATA**

65-patient China label data R/R cHL[1]

- 77% ORR
- 62% CR

104-patient China pivotal Ph2 2L+ PD-L1+UC[2]

- 23% ORR
- 8% CR

**REGULATORY STATUS**

- China NMPA approval of tislelizumab in R/R cHL December 26, 2019
- NDA for UC in China accepted by NMPA
- Priority review granted by NMPA

**BREADTH OF PROGRAM**

- Over 5,000 patients enrolled in tislelizumab studies
- Over 25 clinical trials in a dozen indications
- Over 30 presentations of tislelizumab clinical data

Sources: 1. Chinese cHL label; 2. Ye et. al., ESMO 2019. cHL: classical Hodgkin's lymphoma; CR: complete response; MSI: microsatellite instability; NDA: new drug application; NMPA: National Medical Products Administration; ORR: overall response rate; PD-L1: programmed death ligand-1; R/R: relapsed/refractory; UC: urothelial carcinoma.

BeiGene

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# Our Leadership Team

## Attracting global talent to build a world-class team



**John V. Oyler**
Founder, CEO, and Chairman
BioDuro, Galenea, Telephia, Genta, McKinsey & Company



**Xiaodong Wang, Ph.D.**
Founder and Chairman SAB
NIBS: National Institute of Biological Sciences in Beijing, UT Southwestern Medical Center, Howard Hughes Medical Institute, National Academy of Sciences



**Xiaobin Wu, Ph.D.**
GM of China, President
Pfizer, Wyeth, Bayer



**Howard Liang, Ph.D.**
CFO and Chief Strategy Officer
Leerink, Abbott



**Eric Hedrick, M.D.**
Chief Advisor
Genentech, Pharmacyclics, Epizyme



**Jane Huang, M.D.**
Chief Medical Officer, Hematology
Genentech, Acerta



**Yong Ben, M.D.**
Chief Medical Officer, Immuno-Oncology
BioAtla, AstraZeneca



**Melika Davis**
VP, Global Clinical Operations
Novartis, Schering-Plough Research Institute



**Lai Wang, Ph.D.**
SVP, Head of Global Research, Clinical Operation & Biometrics and APAC Clinical Development
UT Southwestern Medical Center



**Wendy Yan**
SVP, Global Head of Regulatory Affairs
Bayer, AstraZeneca



**John Freeman**
SVP, Chief Safety Officer
GSK, Amgen, Celgene



**Todd Yancey, M.D.**
SVP, Global Medical Affairs & New Market Development
BioMarin, Medivation, Clovis Oncology, Onyx



**Diana Lee Francis**
Vice President, Quality & Compliance
Roche, Genentech, Medivation, Theravance



**Anita Wu**
Chief Commercial Officer, Greater China
Sanofi, AstraZeneca, Pfizer



**Lily Liu**
VP, Head of Marketing, Greater China
Takeda, Pfizer



**Josh Neiman**
Head of U.S. Commercial
Flatiron Health, Onyx Pharmaceuticals, Genentech



**Jonathan Liu, Ph.D.**
SVP, Bio-Manufacturing
J&J, Head of China Pharmaceutical Development and Manufacturing Sciences



**William Novotny**
Advisor, Technical Operations
BMS,VP and Global Lead in Supply Chain Merck, AVP in Global Supply Chain Management and Product Operations



**Scott Samuels, Esq.**
SVP, General Counsel
ARIAD, Mintz Levin



**Guillaume Vignon, Ph.D.**
SVP, Business Development
Merck

BeiGene

12

Established Commercial Footprint in the Two Largest Pharmaceutical Markets in the World Marketed product growth and commercial team expansion Marketed brand revenue A growing 900+1 top innovative oncology commercial since transition to BeiGene team covering 800 – 1,000 hospitals in China 1000 80 800 $57.4M $58.1M 60 $50.1M* 600 $38.4M $37.8M 40 $31.4M 400 $23.3M $15.6M 20 200 0 0 4 Q1 7 1 Q1 8 2 Q1 8 3 Q1 8 4 Q1 8 1 Q1 9 2 Q1 9 3 Q1 9 4Q17 2Q18 4Q18 2Q19 3Q19 Xiaobin Wu, Ph.D. Anita Wu Lily Liu Josh Neiman GM of China, President Chief Commercial VP, Head of Marketing, Head, U.S. Commercial Pfizer Officer, Greater China Greater China Flatiron Wyeth Sanofi Takeda Onyx Pharmaceuticals Bayer AstraZeneca Pfizer Genentech 1 As of December 31, 2019; * Sales in the third quarter of 2019 were negatively impacted by temporary supply disruptions of ABRAXANE. 13

# Growing Commercial-Stage Portfolio

Global China

| PRODUCT | LEAD INDICATIONS | MECHANISM OF ACTION | REGULATORY STATUS | COMMERCIAL RIGHTS | 2018 GLOBAL SALES |
|---|---|---|---|---|---|
| Brukinsa™ zanubrutinib | R/R mantle cell lymphoma | BTK inhibitor | Approved in the U.S. NDA filed in China | Global | NA |
| tislelizumab 百泽安® | R/R classical Hodgkin's lymphoma | Anti-PD-1 antibody | Approved in China | Global | NA |
| Abraxane® (nanoparticle albumin-bound paclitaxel) | Breast cancer | Microtubule inhibitor | Approved | China | $1.1B* |
| Revlimid® (lenalidomide) capsules | R/R adult multiple myeloma, newly diagnosed multiple myeloma | Direct anti-tumor, anti-angiogenesis, immunomodulation | Approved | China | $9.7B* |
| Vidaza® azacitidine for injection | Myelodysplastic syndromes, acute myeloid leukemia, chronic myelomonocytic leukemia | DNA hypomethylation, direct cytotoxicity | Approved | China | $594M* |
| XGEVA® (denosumab) | Giant cell tumor of bone | Anti-RANK ligand antibody | Approved | China | $1.8B^ |
| Kyprolis® (carfilzomib) for injection | Multiple myeloma | Proteasome inhibitor | NDA filed | China | $968M^ |
| BLINCYTO® (blinatumomab) for injection | Acute lymphocytic leukemia | Anti-CD19 x anti-CD3 bispecific (BiTE) antibody | NDA filed | China | $230M^ |

* As reported by Celgene; ^ Source: Amgen.

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# BeiGene Selected Product Portfolio and Pipeline

## Four marketed products, three late-stage, and eight early-stage clinical assets

As of 1/2/2020

Legend: Global (blue) · China (red)

Stages: DOSE ESC. (PH1a) · DOSE EXPANSION (PH1b, PH2*) · PIVOTAL (PH2**, PH3) · FILED · MARKET

| | ASSETS | PROGRAMS | Indication | Bar (Global/China) | Stage reached | COMMERCIAL RIGHTS |
|---|---|---|---|---|---|---|
| Internally Developed | zanubrutinib (BTK) | monotherapy | R/R MCL (Accelerated approval in the U.S. Nov. 14, 2019) | Global | MARKET | Global |
| | | | R/R MCL, R/R CLL/SLL (NDAs accepted by NMPA) | China | FILED | |
| | | | R/R WM | China | PH2** | |
| | | | WM, 1L CLL/SLL, R/R CLL/SLL | Global | PH3 | |
| | | | R/R MZL | Global | PH2** | |
| | | | Previously treated CLL/SLL (ibrutinib intolerant) | Global | PH2* | |
| | | combination | +rituximab 1L MCL | Global | PH3 | |
| | | | +obinutuzumab R/R FL | Global | PH2** | |
| | tislelizumab (PD-1) | monotherapy | R/R cHL (approved December 27, 2019) | China | MARKET | Global |
| | | | 2L+ UC (NDA accepted by NMPA) | China | FILED | |
| | | | 2L NSCLC, 1L HCC, 2L ESCC | Global | PH3 | |
| | | | 2L/3L HCC | Global | PH2** | |
| | | | R/R NK/T-cell lymphoma | Global | PH2* | |
| | | + chemo | 1L Sq. NSCLC, 1L Non-Sq. NSCLC, 1L NPC, 1L SCLC | China | PH3 | |
| | | | 1L GC, 1L ESCC | Global | PH3 | |
| | | + pamiparib (PARP) | Solid tumors | Global | PH1b | |
| | | + zanubrutinib (BTK) | B-cell malignancies | Global | PH1b | |
| | pamiparib (PARP) | monotherapy | 1L platinum-sensitive GC maintenance | Global | PH3 | Global |
| | | | 2L platinum-sensitive OC maintenance | China | PH3 | |
| | | | 3L gBRCA+ OC | China | PH2** | |
| | | | Solid tumors | Global | PH2* | |
| | | + TMZ (chemo) | Solid tumors | Global | PH1a | |
| | | + RT/TMZ (RT/chemo) | Glioblastoma | Global | PH1a | |
| | lifirafenib (RAF Dimer) | monotherapy | B-Raf- or K-RAS/N-RAS-mutated solid tumors | Global | PH2* | Global |
| | | | B-Raf- or K-RAS/N-RAS-mutated solid tumors | China | PH2* | |
| | BGB-A333 (PD-L1) | monotherapy & + tislelizumab | Solid tumors | Global | PH1a | Global |
| | BGB-A425 (TIM-3) | monotherapy & + tislelizumab | Solid tumors | Global | PH1a | Global |
| | BGB-A1217 (TIGIT) | + tislelizumab | Solid tumors | Global | PH1b | Global |
| | BGB-11417 (Bcl-2) | monotherapy & + zanubrutinib | Phase 1 in hematologic malignancies planned in 1H 2020 | | | Global |
| Collaborations | REVLIMID® | (IMiD) | R/R MM (marketed), NDMM (marketed)^, R/R NHL (Ph3) | China | MARKET | China |
| | ABRAXANE® | (albumin-bound paclitaxel) | Breast cancer (marketed), Metastatic pancreatic cancer (filed) | China | MARKET | China |
| | VIDAZA® | (hypomethylating agent) | MDS, AML with 20-30% bone marrow blasts, CMML (marketed) | China | MARKET | China |
| | XGEVA® | (RANK ligand antibody) | Giant cell tumor of bone | China | MARKET | China |
| | Sitravatinib | (multi-kinase inhibitor)[1] | NSCLC, RCC, OC, MEL, HCC/GEJ | China | PH1b | Asia ex-Japan, NZ, AU |
| | ZW25 | (bispecific HER2 antibody)[2] | Planned (in Ph2 ex-China by Zymeworks) | | | Asia ex-Japan, NZ, AU |
| | ZW49 | (bispecific anti-HER2 ADC)[2] | Planned (in Ph1 ex-China by Zymeworks) | | | Asia ex-Japan, NZ, AU |

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or Ph3 clinical trials. **Confirmatory clinical trials post approval are required for accelerated approvals. ^REVLIMID® approved as a combination therapy with dexamethasone. 1.Collaboration with Mirati Therapeutics, Inc; APAC study; 2. Collaboration with Zymeworks; 3. Collaboration with Amgen. MEL: Melanoma

15

Amgen Collaboration Assets Further Broaden BeiGene’s Portfolio Total of 20 pipeline assets HEMATOLOGIC TUMORS SOLID TUMORS ASSET TARGET INDICATION MODALITY STAGE ASSET TARGET INDICATION MODALITY STAGE AMG 701 BCMA MM HLE BiTE Phase 1 AMG 510 KRAS G12C Solid tumors SM Phase 1 AMG 420 BCMA MM BiTE Phase 1 AMG 596 EGFRvIII Glioblastoma BiTE Phase 1 AMG 176 Mcl-1 Hematologic SM (i.v.) Phase 1 AMG 397 Mcl-1 Hematologic SM (oral) Phase 1 AMG 757 DLL3 SCLC HLE BiTE Phase 1 AMG 330 CD33 AML BiTE Phase 1 AMG 160 PSMA Prostate HLE BiTE Phase 1 AMG 673 CD33 AML HLE BiTE Phase 1 AMG 212 PSMA Prostate BiTE Phase 1 AMG 427 FLT3 AML HLE BiTE Phase 1 AMG 562 CD19 NHL HLE BiTE Phase 1 AMG 506 FAP x 4-1BB Solid tumors DARPin® Phase 1 Includes Six Additional Pre-Clinical Assets Not Yet Disclosed MM: Multiple myeloma, AML: Acute myeloid leukemia, NHL: Non-Hodgkin’s lymphoma, SM: Small Molecule, HLE BiTE: Half-life extended Bi-specific T-cell engagers 16

BeiGene – Striving to Be the Partner of Choice Leveraging China for global clinical development • Unique value proposition for partners to accelerate global trials through heavily China- inclusive clinical development ⎻ Hard-to-recreate ability, and scale ⎻ Leader for innovative science-based commercial sales in China ⎻ Portfolio of backbone agents with strong synergies for combinations • Amgen collaboration validates our clinical and commercial platforms and expands our portfolio • Adding additional potential medicines to our portfolio through in-licensing and continue to have capacity available for additional collaborations ⎻ First-in-class compounds: KRAS inhibitor AMG 510 (Amgen) ⎻ Differentiated agents: bi-specific HER2 antibody and ADC (Zymeworks) ⎻ Combination opportunities: multi-kinase inhibitor sitravatinib (Mirati) Agreement: July 2017 Agreement: January 2018 Agreement: September 2018 Agreement: October 2018 Agreement: November 2018 Agreement: Mar. 2019 Agreement: April 2019 Agreement: October 2019 Agreement: November 2019 Agreement: January 2020 ADC: antibody-drug conjugate; HER2: human epidermal growth factor receptor 2. 17

Financial Summary Selected Financials Nine Months Ended Amounts in millions of U.S. dollars Sept. 30, 2019 Sept. 30, 2018 (unaudited) (unaudited) Total Revenue $ 371 $ 140 Product revenue, net 166 93 Collaboration revenue 206 46 Total Expenses (943) (565) Cost of sales – products (53) (20) Research and development* (644) (422) Selling, general and administrative (245) (123) Net loss attributable to BeiGene, Ltd. $ (561) $ (406) Cash, cash equivalents, restricted cash and short-term investments $ 1,277 $ 2,101 Cash used in operations** $ 483 $ 354 $2.8 billion cash received upon close of Amgen collaboration and equity investment on January 2, 2020 * R&D expense through September 30, 2019 includes $30M of spend related to upfront in-license fees. ** Cash used in operations through September 30, 2019 includes $150M from Celgene in connection with termination of tislelizumab collaboration and $49M payment in in-licensing fees. 18

# Upcoming Milestones and Catalysts

| | Zanubrutinib (BTK Inhibitor) | Timing |
|---|---|---|
| Approval | ▪ Approval in China for R/R MCL and R/R CLL/SLL | ▪ 1H20 |
| Submission | ▪ File sNDA for WM in China | ▪ 2020 |
| Regulatory | ▪ Discuss ASPEN data with US FDA and EMA | ▪ 1H20 |
| Data | ▪ Present full Phase 3 data of zanubrutinib vs. ibrutinib in WM, ASPEN at a major medical conference | ▪ 2020 |
| Data | ▪ Potential top-line data in Phase 3 of zanubrutinib vs. bendamustine rituximab (BR) in 1L CLL, SEQUOIA | ▪ as early as 2020 |
| Data | ▪ Complete enrollment in Phase 3 R/R CLL zanubrutinib vs. ibrutinib, ALPINE and in Phase 2 R/R MZL, MAGNOLIA | ▪ 2020 |
| | **Tislelizumab (PD-1 Antibody)** | |
| Commercial | ▪ Launch tislelizumab in China for R/R cHL | ▪ 1Q20 |
| Approval | ▪ Approval in China for R/R UC | ▪ 2020 |
| Regulatory | ▪ Have regulatory discussions re global Phase 2 in 2L/3L HCC | ▪ 2020 |
| Data | ▪ Top-line Phase 3 data from China study in 1L Sq NSCLC | ▪ 2020 |
| Data | ▪ Top-line Phase 3 data from China study in 1L Non-Sq NSCLC | ▪ 2020 |
| Enrollment | ▪ Complete enrollment in global portion of Phase 3 study in 2L/3L Non-Sq NSCLC vs. docetaxel | ▪ early 2020 |
| Enrollment | ▪ Complete enrollment in Phase 3 global study in 2L ESCC vs. chemo | ▪ 1H20 |
| | **Pamiparib (PARP inhibitor)** | |
| Submission | ▪ Submit NDA in China for OC | ▪ 2020 |
| Regulatory | ▪ Have regulatory discussions re pivotal Phase 2 in Chinese OC patients | ▪ 2020 |
| Data | ▪ Top-line data from China pivotal Phase 2 in 3L+ gBRCA+ ovarian cancer | ▪ 2020 |
| Data | ▪ Top-line data from China Phase 3 comparing pamiparib vs. placebo as maintenance in platinum-sensitive OC | ▪ 2020 |
| Data | ▪ Present OC cohort data from global Phase 1 trial at a medical conference | ▪ 2020 |
| Data | ▪ Present updated Phase 1 data in combination with tislelizumab in advanced solid tumors | ▪ 2020 |
| | **Early-Stage Assets** | |
| Initiate | ▪ Initiate Phase 1 studies of BGB-11417 (Bcl-2 inhibitor) in Australia and U.S. in B-cell malignancies | ▪ 1H20 |

19

Key Takeaways • Major achievements in 2019 further transformed BeiGene ⎻ Strategic collaboration with Amgen, Brukinsa US approval, topline data readout from ASPEN trial, tislelizumab China approval, opened Guangzhou plant • 2020 could be another exciting year for BeiGene ⎻ Catalysts include pivotal trial readouts for all three internally developed assets including Phase 3 data in indications with large market opportunities (Brukinsa in CLL, tislelizumab in 1L sq-NSCLC and 1L non-sq- NSCLC in China) ⎻ Commercial launches underway for Brukinsa in U.S. and tislelizumab in China ⎻ Amgen collaboration underway, significantly expanding China commercial and clinical portfolio and further strengthens our strong balance sheet • Leverage strategic competitive advantage in clinical and commercial operations to expand our portfolio BeiGene is uniquely positioned to leverage its clinical and commercial capabilities for internal and externally developed potential medicines and to pursue a new growth model well-suited in the new macroenvironment 20

Thank You 21

Backup

# Other Clinical-Stage Drug Candidates and Internal Combinations

| ROBUST PIPELINE BEYOND BTK AND PD-1 | |
|---|---|
| pamiparib (PARP1&2 Inhibitor) | • Late stage studies in ovarian cancer in China<br>• Combination studies with temozolomide |
| sitravatinib[1] (Multi-Kinase Inhibitor) | • Combination with tislelizumab initiated<br>• In-licensed from Mirati, rights in Asia ex-Japan, AU, NZ |
| lifirafenib (Raf Dimer Inhibitor) | • Clinical activity observed in RAS-mutated cancers including NSCLC and endometrial cancer<br>• Global clinical trial collaboration with SpringWorks for combination with mirdametinib |
| ZW25[2] (Bispecific HER2 Antibody) | • In-licensed from Zymeworks, rights in Asia ex-Japan, AU, NZ<br>• Designed to provide dual HER2 signaling blockade by binding to epitopes for Herceptin and Perjeta |
| ZW49[2] (Bispecific HER2 ADC) | • In-licensed from Zymeworks, rights in Asia ex-Japan, AU, NZ<br>• Designed to bind two non-overlapping epitopes of HER2 to maximize internalization and delivery of payload |
| BGB-A333 (PD-L1 Antibody) | • Ph1 trial testing the monotherapy and the combination with tislelizumab |
| BGB-A425 (TIM-3 Antibody) | • Ph1 testing the combination with tislelizumab |
| BGB-A1217 (TIGIT Antibody) | • Ph1 testing the combination with tislelizumab |
| BGB-11417 (Bcl-2 inhibitor) | • Expected to initiate Ph1 testing in B-cell malignancies |
| AMG 510 (KRAS G12C inhibitor) | • Expected to initiate Ph1 trials in China |

Global | China

| INDICATIONS | DOSE ESC. | DOSE EXPANSION | |
|---|---|---|---|
| | PH1a | PH1b | PH2* |
| HCC or GEJ | tislelizumab + sitravatinib** | | |
| NSCLC, RCC, OC, melanoma | tislelizumab + sitravatinib** | | |
| Solid tumors | lifirafenib + PD-0325901 (MEK inhibitor, SpringWorks) | | |
| B-cell malignancies | Planned: zanubrutinib + ME401 (PI3K delta inhibitor, MEI Pharma) | | |
| Solid tumors | tislelizumab + BGB-A333 (PD-L1) | | |
| Solid tumors | tislelizumab + BGB-A425 (TIM-3) | | |
| Solid tumors | tislelizumab + BGB-A1217 (TIGIT) | | |
| B-cell malignancies | tislelizumab + zanubrutinib | | |
| Solid tumors | tislelizumab + pamiparib | | |

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or 3 clinical trials; confirmatory clinical trials post-approval are required for accelerated approvals.
**Clinical trials in Asia Pacific regions; 1.Collaboration with Mirati Therapeutics, Inc., 2. Collaboration with Zymeworks; GEJ: gastroesophageal junction cancer.

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23

# China Label: Summary of Adverse Reactions Occurring in ≥5% of Patients in BGB-A317-203 Study[1]

| Tislelizumab | 200mg every 3 weeks n=70 | |
|---|---|---|
| Preferred term† | All grades*, n(%) | ≥Grade3**, n(%) |
| General disorders and administration site conditions | | |
| Pyrexia | 38 (54.3) | 0 (0.0) |
| Fatigue[a] | 7 (10.0) | 0 (0.0) |
| Chills | 4 (5.7) | 0 (0.0) |
| Endocrine disorders | | |
| Hypothyroidism | 23 (32.9) | 0 (0.0) |
| Investigations | | |
| Weight increased | 19 (27.1) | 2 (2.9) |
| Weight decreased | 6 (8.6) | 0 (0.0) |
| Skin and subcutaneous tissue disorders | | |
| Pruritius[b] | 12 (17.1) | 0 (0.0) |
| Rash[c] | 10 (14.3) | 0 (0.0) |
| Infections and infestations | | |
| Upper respiratory tract infection | 12 (17.1) | 0 (0.0) |

| Tislelizumab | 200mg every 3 weeks n=70 | |
|---|---|---|
| Preferred term | All grades*, n(%) | ≥Grade3**, n(%) |
| Respiratory, thoracic and mediastinal disorders | | |
| Cough | 8 (11.4) | 0 (0.0) |
| Pneumonitis[d] | 4 (5.7) | 3 (4.3) |
| Metabolism and nutritional disorders | | |
| Hyperlipidemia | 5 (7.1) | 0 (0.0) |
| Hyperuricemia | 4 (5.7) | 0 (0.0) |
| Musculoskeletal and connective tissue disorders | | |
| Musculoskeletal pain[e] | 5 (7.1) | 1 (1.4) |
| Pain in extremity | 5 (7.1) | 0 (0.0) |
| Gastrointestinal disorders | | |
| Diarrhea | 4 (5.7) | 0 (0.0) |
| Blood and lymphatic system disorders | | |
| Anemia | 4 (5.7) | 0 (0.0) |
| Nervous System disorders | | |
| Headache | 4 (5.7) | 0 (0.0) |

1. Adverse reactions in this package insert are defined as: adverse events that assessed by investigator as related, definitely related, probably related, possibly related, unlikely related or missing causal relationship. Only adverse events that are assessed by investigator as definitely unrelated are excluded. The cutoff date of the data is 26 November 2018. † Preferred term is based on ICH MedDRA Chinese version 20.0. * Severity of adverse reactions per NCI CTCAE v4.03. ** No Grade 5 adverse event was reported in this study.

a. Fatigue is a composite term which includes fatigue, asthenia, and malaise. b. Pruritus is a composite term which includes pruritus and urticaria. c. Rash is a composite term which includes G1-2 rash, dermatitis and eczema. d. Pneumonitis is a composite term which includes pneumonitis, interstitial lung disease and organizing pneumonia. e. Musculoskeletal pain is a composite term which includes back pain, neck pain and musculoskeletal chest pain and spinal pain.

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# Strong Manufacturing Capabilities



## MULTI-FUNCTIONAL MANUFACTURING FACILITY IN SUZHOU

- Aligned with the design criteria of U.S., EU, and China
- Commercial-scale small molecule drug products facility
- Pilot-scale biologic facility

- Manufacturing collaborations with leading high-quality manufacturers in biologics and small molecules
- BI collaboration established in 2013; cell line and CMC process for tislelizumab developed by BI

Boehringer Ingelheim

Catalent

## EXPERIENCED, HIGH-QUALITY MANUFACTURING PARTNERS



## BIOLOGICS MANUFACTURING FACILITY IN GUANGZHOU

- 100,000 square meter manufacturing site; 50,000-liter commercial-scale biologics manufacturing facility
- Initial phase construction and facility validation and official opening completed in September 2019; received clinical GMP certificate, and in the process of commercial validation



William Novotny, Advisor, Technical Operations

BMS, VP and Global Lead in Supply Chain
Merck, AVP in Global Supply Chain Management and Product Operations



Zhengming Du, Ph.D. Head of Chemistry Manufacturing & Control (CMC)

Roche China, Head of Process and Synthesis, Deputy Head of CMC



Jonathan Liu, Ph.D. SVP, Bio-Manufacturing

J&J, Head of China Pharmaceutical Development and Manufacturing Sciences



Michael Garvey VP, Head of Guangzhou Biologics Manufacturing

Samsung Biologics, VP of Manufacturing

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25

Review of Product Candidates

# Overview of Zanubrutinib (BGB-3111)

## Potentially best-in-class BTK inhibitor

Brukinsa™ zanubrutinib 80mg capsules

### OVERVIEW

- Optimized pharmacologic properties relative to ibrutinib: superior bioavailability and higher selectivity
- Development hypothesis: more complete target inhibition, deeper responses, and favorable safety profile

### CLINICAL DATA

- More than 1,700[1] patients enrolled across trials, including combinations
- Clinical experience to date supports best-in-class hypothesis
  - ASPEN primary endpoint numerically favorable but not statistically significant
  - ASPEN: Demonstrated clinically meaningful and favorable differences in safety vs. ibrutinib; Early, landmark PFS and OS analyses are directionally consistent with higher VGPR rate observed in zanubrutinib arm
  - Strong suggestion of deeper responses in WM and MCL
  - Favorable response rate, depth, and durability in CLL/SLL
  - High overall and complete response rates in FL with obinutuzumab combination
  - Low rate of toxicity/tolerability-related discontinuation

### DEVELOPMENT PLAN

- Fast Track in WM and Breakthrough Therapy in MCL designations
- Global registrational trials: WM (H2H vs. ibrutinib, plan to discuss data with US FDA and EMA), 1L CLL/SLL (vs. BR), R/R CLL/SLL (vs. ibrutinib), 1L MCL (R+zanu vs. R+chemo), R/R FL (potential for global first-in-class BTK approval in FL); and R/R MZL (global pivotal Ph 2 trial)
- China registration trials: accelerated approval trials for MCL (filed), CLL/SLL (filed), and WM (enrollment completed)

### MILESTONES AND STATUS

- U.S. FDA accelerated approval for use in R/R MCL November 14, 2019
- Submitted NDAs in China for R/R MCL and R/R CLL/SLL (acceptance announced on August 26, 2018 and October 24, 2018; priority review granted to NDA in MCL announced November 15, 2018, in CLL/SLL January 14, 2019)
- Presented MYD88$^{WT}$ cohort from Ph 3 WM and update Ph 1 WM data at EHA

1 As of November 14, 2019.

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27

# Brukinsa Broad Clinical Development Program

## Nine ongoing potentially registration-enabling studies

| | | | |
|---|---|---|---|
| MCL | Pivotal Phase 2 (n=86) in R/R MCL<br>zanu monotherapy, PE: ORR<br>Initiated: Mar 2017, Enrollment complete: Sep 2017<br>NDA accepted by NMPA and approved by U.S. FDA in Nov. 2019 | Phase 3 (n=500) in 1L MCL<br>R+zanu vs. R+chemo, PE: PFS<br>Initiated: Nov 2019 | Phase 1/2 cohort (n=45) in MCL<br>zanu monotherapy, PE: Safety RP2D<br>Initiated: Aug 2014 |
| WM | Phase 3 (n=229) in WM (ASPEN)<br>zanu vs. ibrutinib, PE: VGPR/CR,<br>Initiated: Jan 2017, Enrollment complete: Jul 2018, Top-line data: Dec 2019 | Pivotal Phase 2 (n=44) in R/R WM<br>zanu monotherapy, PE: MRR<br>Initiated: Aug 2017, Enrollment complete: May 2018 | Phase 1/2 (n=73) in WM<br>zanu monotherapy, PE: Safety, RP2D<br>Initiated: Aug 2014, Enrollment complete: July 2018 |
| CLL/ SLL | Pivotal Phase 2 (n=91) in R/R CLL/SLL<br>zanu monotherapy, PE: ORR<br>Initiated: Mar 2017, Enrollment complete: Dec 2017<br>NDA accepted: NMPA | Phase 3 (n=550) in 1L CLL/SLL (SEQUOIA)<br>zanu vs. BR, PE: PFS,<br>Initiated: Nov 2017, Enrollment complete^: Aug 2019 | Phase 3 (n=400) in R/R CLL/SLL (ALPINE)<br>zanu vs. ibrutinib, PE: ORR<br>Initiated: Nov 2018 |
| | Phase 1 cohort (n=69) in CLL/SLL<br>zanu monotherapy, PE: Safety RP2D<br>Initiated: Aug 2014 | Phase 2 (n=60) in previously treated CLL/SLL (ibrutinib intolerant)<br>zanu monotherapy, PE: Frequency and severity of treatment-emergent AEs of interest<br>Initiated: Nov 2019 | |
| FL | Pivotal phase 2 (n=210) in R/R FL<br>Obinutuzumab ± zanu, PE: ORR<br>Initiated: Nov 2017 | MZL: Phase 2[1] (n=65) in R/R MZL<br>zanu monotherapy, PE: ORR<br>Initiated: Feb 2019 | Phase 1b: zanu + ME-401, in B-cell malignancies |

| | | | | | |
|---|---|---|---|---|---|
| DLBCL | Phase 2: Monotherapy, R/R Non-GCB DLBCL | Phase 1b/2: zanu + tislelizumab, B-cell malignancies | CLL Combination | Phase 1b: zanu + obinutuzumab, R/R CLL | Phase 2: zanu / venetoclax / obinutuzumab in 1L CLL (MSKCC study) |
| | Phase 1b: zanu + Revlimid, R/R DLBCL | Phase 1b: zanu + R-chemo, 1L and 2L DLBCL | | Phase 2: zanu / venetoclax / obinutuzumab in 1L CLL (GCLLSG study) | Phase 1 in hematologic malignancies<br>Bcl-2 inhibitor BGB-11417 monotherapy and comb. with zanu<br>Planned: 1H 2020 |

Approved

Filed, in NDA review

Enrollment complete

Enrolling

Planned

Filed or potentially registrational

China

Global

^Time of the announcement of the enrollment completion; 1L: First Line; CLL/SLL: Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma; CR: Complete Response; DLBCL: Diffuse Large B-Cell Lymphoma; FL: Follicular Lymphoma; GCB: Germinal Center B-cell-like; MCL: Mantle Cell Lymphoma; MRR: Major Response Rate; MZL: Marginal Zone Lymphoma; NHL: Non-Hodgkin's Lymphoma; ORR: Overall Response Rate; PCNSL: Primary Central Nervous System Lymphoma; PE: Primary endpoint; PFS: Progression-Free Survival; RP2D: Recommended Phase 2 Dose; R/R: Relapsed / Refractory; RT: Richter's Transformation; VGPR: Very Good Partial Response; WM: Waldenström's Macroglobulinemia. 1. global trial and potentially registration-enabling in certain countries.

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# Zanubrutinib Clinical Program

Global | China

DOSE ESCALATION: PH1a | DOSE EXPANSION: PH1b, PH2* | PIVOTAL: PH2**, PH3 | FILED | MARKET***

| PROGRAM (TARGET) | |
|---|---|
| zanubrutinib (BGB-3111, BTK) | R/R MCL (Accelerated approval by US FDA Nov 14, 2019) |
| | R/R MCL (NDA accepted by NMPA) |
| | R/R CLL/SLL (NDA Accepted by NMPA) |
| | WM: zanubrutinib vs. ibrutinib, ASPEN (Topline results reported Dec. 2019) |
| | TN CLL/SLL: zanubrutinib vs. BR, SEQUOIA |
| | R/R CLL/SLL: zanubrutinib vs. ibrutinib, ALPINE |
| | TN MCL: zanubrutinib + R vs. BR |
| | R/R MZL[2] |
| | Previously treated CLL/SLL (ibrutinib intolerant) |
| | R/R WM |
| | R/R DLBCL |
| | B-cell malignancies |
| + GAZYVA® (CD20) | R/R FL: zanubrutinib + GAZYVA® vs. GAZYVA® |
| | B-cell malignancies |
| + GAZYVA® + venetoclax (CD20 + BCL2) | TN CLL/SLL |
| + tislelizumab (PD-1) | Hematological tumors |
| + ME-401 (PI3K delta) | R/R CLL/SLL or B-cell malignancies |
| + BGB-11417 (Bcl-2 inhibitor) | Completed preclinical and investigational new drug IND-enabling studies |

## More than 1,700 patients[1] treated with zanubrutinib across program, including combination trials.

* Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or Ph3 clinical trials. ** Confirmatory clinical trials post approval are required for accelerated approvals. 1. as of November 14, 2019. 2. global study and potentially registration-enabling in certain countries; DLBCL: Diffuse Large B-cell Lymphoma. *** U.S. only.

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Zanubrutinib – Pharmacokinetics Profile zanubrutinib ibrutinib acalabrutinib Data from separate Ph1/2 trials^ 700 700 700 Ph3 Dose: Approved Doses: Ph3 Dose: • 160mg BID • 420mg QD for CLL/WM • 100mg BID 600 600 600 • 560mg QD for MCL/MZL 500 500 500 400 400 400 300 300 300 200 200 Adapted from 200 Adapted from Advani et al., JCO, 2013 Byrd et al., NEJM, 2016 100 100 100 Plasma Concentration (ng/mL) Concentration Plasma 0 0 0 0 6 12 18 24 0 6 12 18 24 0 6 12 18 24 Time post-dose (hours) Time post-dose (hours) 40mg QD 80mg QD Time post-dose (hours) 160mg QD 320mg QD 560mg QD 100mg QD • Cmax and AUC of zanubrutinib at 80mg QD appear to be similar to those of ibrutinib at 560mg • Free drug exposure of zanubrutinib at 40mg QD appears to be comparable to that of ibrutinib at 560mg • Distinct profile compared to acalabrutinib which has a short half-life (1 hour)2 and lower in vitro BTK inhibition IC501-4 • In vitro BTK inhibition IC50 relative to ibrutinib: 1.11 (zanubrutinib) and 3.42–7.23 (acalabrutinib) ^Cross-trial comparison Source: 1. Tam et al., ASH, 2015; 2. Byrd et al., NEJM, 2016; 3. Lannutti et al., AACR, 2015, 4. BeiGene data 30

ASPEN Topline Efficacy Summary Primary Endpoint Response Rate* Relapsed or Refractory Overall Zanubrutinib Ibrutinib Zanubrutinib Ibrutinib (N = 83) (N = 81) (N = 102) (N = 99) CR 0 0 0 0 VGPR 24 (28.9) 16 (19.8) 29 (28.4) 19 (19.2) PR 41 (49.4) 49 (60.5) 50 (49.0) 58 (58.6) MR 13 (15.7) 11 (13.6) 17 (16.7) 15 (15.2) No response 4 (4.8) 4 (4.9) 5 (4.9) 5 (5.0) VGPR+CR rate, % 24 (28.9)1 16 (19.8)1 29 (28.4)2 19 (19.2)2 (CI) (19.5, 39.9) (11.7, 30.1) (19.9, 38.2) (12.0, 28.3) Major response rate (PR+), % 65 (78.3) 65 (80.2) 79 (77.5) 77 (77.8) (CI) (67.9, 86.6) (69.9, 88.3) (68.1, 85.1) (68.3, 85.5) Objective response rate (MR+), % 78 (94.0) 76 (93.8) 96 (94.1) 92 (92.9) (CI) (86.5, 98.0) (86.2, 98.0) (87.6, 97.8) (86.0, 97.1) * Groups were generally well-balanced for number of prior therapies, IPSS score, baseline IgM, and baseline hematologic parameters. Overall CXCR4 mutation was 10.9%. 1. 2-sided p=0.1160. 2. 2-sided descriptive p=0.0921.

ASPEN Topline Efficacy Summary Landmark Data PFS and OS* Relapsed or Refractory Overall Zanubrutinib Ibrutinib Zanubrutinib Ibrutinib (N = 83) (N = 81) (N = 102) (N = 99) 6-month PFS, % 96.3 91.1 95.0 91.6 (CI) (88.9 - 98.8) (82.3 - 95.7) (88.4 - 97.9) (83.9 - 95.7) 12-month PFS, % 92.4 85.9 89.7 87.2 (CI) (83.8 - 96.5) (75.9 - 91.9) (81.7 - 94.3) (78.6 - 92.5) 6-month OS, % 98.8 95.0 98.0 95.9 (CI) (91.6 - 99.8) (87.3 - 98.1) (92.2 - 99.5) (89.5 - 98.4) 12-month OS, % 98.8 92.5 97.0 93.9 (CI) (91.6 - 99.8) (84.1 - 96.6) (90.9 - 99.0) (86.8 - 97.2) * Groups were generally well-balanced for number of prior therapies, IPSS score, baseline IgM, and baseline hematologic parameters. Overall CXCR4 mutation was 10.9%. 12-month landmark data are mature.

ASPEN Topline Safety: Overall Summary Overall Zanubrutinib Ibrutinib (N =101) (N = 98) Any Adverse Event (AE) 98 (97%) 97 (99.0%) Grade 3 or Higher AE 59 (58.4%) 62 (63.3%) Serious Adverse Event (SAE) 40 (39.6%) 40 (40.8%) Fatal AE 1 (1%) 4 (4.1%) AE Leading to Treatment Discontinuation 4 (4%) 9 (9.2%) AE Leading to Leading to Dose Reduction 14 (13.9%) 23 (23.5%) 33

ASPEN Adverse Events of Special Interest Overall Zanubrutinib Ibrutinib (N = 102) (N = 99) AEs of Interest, n, % Atrial fibrillation/flutter (all grades) 2 (2.0%) 15 (15.3%) Minor bleeding 49 (48.5%) 58 (59.2%) (bruising, contusion, petechiae) Major hemorrhage* 6 (5.9%) 9 (9.2%) Diarrhea (all grades) 21 (20.8%) 31 (31.6%) Infection 67 (66.3%) 66 (67.3%) Pneumonia/Lower respiratory 9 (8.9%) 19 (19.4%) tract infections Hypertension 11 (10.9%) 17 (17.3%) Hematologic Neutropenia 30 (29.7%) 13 (13.3%) Anemia 12 (11.9%) 10 (10.2%) Thrombocytopenia 10 (9.9%) 12 (12.2%) * Bleeding > grade 3, or CNS bleeding of any grade

# Zanubrutinib MYD88$^{WT}$ Data from Phase 3 Cohort 2 and Phase 1 Suggest Activity in Difficult-to-Treat WM Patients

| Best response, n (%) | Phase 3 cohort 2[1] (n=26) | Phase 1[2] (n=8) |
|---|---|---|
| | | EHA 2019 |
| ORR | 21 (80.8) | 7(87.5) |
| MRR | 14 (53.8) | 5(62.5) |
| CR / VGPR | 6 (23.1)[a,b] | 2(25.0) |
| PR | 8 (30.8) | 3(37.5) |
| MR | 7 (26.9) | 2(25.0) |
| SD | 4 (15.4) | 1(12.5) |
| PD | 1 (3.8) | 0 |
| Median Follow-up months (range) | 12.2 (2.3 - 21.7) | 24.3 (4.1-45.7)* |

Phase 1 safety summary for full WM n=77 cohort. Patients with an event n (%): Patients with ≥1 AE grade ≥3 40 (51.9); Patients with ≥1 serious AE 36[1] (46.8); AE leading to treatment discontinuation 8[2] (10.4); Fatal AE 5c (6.5). [1]Includes serious AEs possibly related to zanubrutinib (n=6): hemothorax+pleural effusion+anemia (n=1), atrial fibrillation (n=1), colitis (n=1), febrile neutropenia (n=1), pneumonia (n=1), and cellulitis (n=1); septic arthritis relatedness was unknown. [2]Abdominal sepsis (fatal), septic arthritis (fatal), worsening bronchiectasis (fatal), gastric adenocarcinoma (fatal), prostate adenocarcinoma, metastatic neuroendocrine carcinoma, acute myeloid leukemia, and breast cancer (each n=1).

Sources: 1 Dimopoulos et. al. EHA 2019, Data cut: Feb 28, 2019, Safety summary below; 2 Tam et al, EHA 2019.
[a]One patient achieved IgM complete response (normalized IgM and negative immunofixation since Cycle 11, with bulky extramedullary disease improving).
[b]Including the patient who had CXCR4 frameshift mutation; * Follow up for full WM cohort.

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# Zanubrutinib Efficacy in R/R MCL

## From U.S. approved label

| Best Response | Zanubrutinib | |
|---|---|---|
| | RR | RR |
| Source | Study BGB-3111-206<br>Ph2 study | BGB-3111-AU-003<br>Ph1/2 study |
| Evaluable for efficacy, n | 86 | 32 |
| Median DoR in months | 19.5 (16.6, NE) | 18.5 (12.6, NE) |
| Response Criteria | Lugano 2014 | |
| Median Prior Lines of Therapy | 2 (1-4) | 1 (1-4) |
| ORR | 84% | 84% |
| CR | 59% | 22%* |
| PR | 24% | 62% |

The most common adverse reactions (> 10%) with BRUKINSA were decreased neutrophil count, decreased platelet count, upper respiratory tract infection, decreased white blood cell count, decreased hemoglobin, rash, bruising, diarrhea, cough, musculoskeletal pain, pneumonia, urinary tract infection, blood in the urine (hematuria), fatigue, constipation, and hemorrhage. The most frequent serious adverse reactions were pneumonia (11%) and hemorrhage (5%).

Of the 118 patients with MCL treated with BRUKINSA, eight (7%) patients discontinued treatment due to adverse reactions in the trials. The most frequent adverse reaction leading to treatment discontinuation was pneumonia (3.4%). One (0.8%) patient experienced an adverse reaction leading to dose reduction (hepatitis B).

Source: Brukinsa$^{TM}$ U.S. label; * FDG-PET scans were not required for response assessment; RR: relapsed refractory; NE: not estimable; DoR: duration of response.

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Zanubrutinib Efficacy in CLL/SLL Frequent and durable responses – Phase 1/2 Overall Response Rate (ORR) Progression Free Survival (PFS) zanubrutinib TN CLL R/R CLL Total CLL n 16 50 66 free Median follow- - 7.6 14.0 10.5 up (mo) Best Response ORR 16 (100%) 46 (92%) 62 (94%) CR 1 (6%) 1 (2%) 2 (3%) Survival (%) Survival PR 13 (81%) 41 (82%) 54 (82%) PR-L 2 (13%) 4 (8%) 6 (9%) SD 0 3 (6%) 3 (5%) of ProgressionProbability Non-evaluable* 0 1 (2%) 1 (2%) No. of Subjects at Risk Month 66 66 62 53 45 37 27 25 19 11 9 6 4 Source: Seymour et al. 14-ICML 2017 (abstract 237) poster; *Discontinuation prior to first assessment 37

Zanubrutinib Efficacy in CLL/SLL Frequent and durable responses – Phase 2 Best Overall Response by IRC (ORR) Progression Free Survival by IRC (PFS) zanubrutinib Total CLL n 91 Median follow-up (mo) 15.1 Best Response ORR 77 (84.6%) CR 3 (3.3%) PR 54 (59.3%) PR-L 20 (22.0%) SD 4 (4.4%) Non-evaluablea 3 (3.3%) Source: Xu et al. 15-ICML 2019; aMissing anatomy imaging for 2 patients, and without evidence of response maintenance for at least 2 months for 1 patient, separately. 38

Ibrutinib Efficacy in CLL/SLL Overall Response Rate (Relapsed / Refractory) Progression Free Survival (Relapsed / Refractory) n=85 free - Median FU (mo) 20.9 Best Response ORR 75 (88%) CR 2 (2%) PR 58 (68%) Survival PR-L 15 (18%) SD NR PD NR Probability Progression of Probability Overall Response Rate (Treatment-Naïve) Progression Free Survival (Treatment-Naïve) n=136 free Median FU (mo) 18.4 - Best Response ORR 117 (86%) CR 5 (4%) PR 107 (79%) PR-L 5 (4%) Survival (%) SD NR PD NR Probability Progression of Probability Source: For TN, Burger, et al New Engl J Med 2015. For R/R, Byrd, et al New Engl J Med 2013 39

Ibrutinib Discontinuation for toxicity or progression in CLL/SLL Treatment-Naïve (n=80) Relapsed/Refractory (n=536) Total (n=616) Median Follow-Up 14.5 months Total Treatment Discontinuation 19 (24%) 231 (43%) 250 (41%) Toxicity/Tolerability 12 (15%) 117 (22%) 129 (21%) CLL/SLL Progression 3 (4%) 49 (9%) 52 (8%) Transformation (RT or HD) 0 (0%) 10 (2%) 10 (2%) Death Unrelated to Treatment 1 (1%) 28 (5%) 29 (5%) Physician or Patient Decision 2 (2%) 15 (3%) 17 (3%) Transplant 0 (0%) 8 (1.5%) 8 (1%) Financial Concerns 0 (0%) 1 (0.2%) 1 (0.2%) Secondary Malignancy 1 (1%) 2 (0.5%) 3 (0.5%) Source: Mato ASH 2016; Note: at med follow-up 24.5 mos, 22% discontinuation rate with acalabrutinib in R/R CLL; 9% AE-related, 8% PD-related. Byrd ASH 2017. 40

Zanubrutinib Discontinuation for toxicity or progression in CLL/SLL is uncommon Treatment-Naïve (n=18) Relapsed/Refractory (n=51) Total (n=69) Median Follow-Up 10.3 months Total Treatment D/C 0 (0%) 2 (4%) 2 (3%) Toxicity/Tolerability 0 (0%) 1 (2%) 1 (1%) CLL/SLL Progression 0 (0%) 0 (0%) 0 (0%) Transformation (RT or HD) 0 (0%) 1 (2%) 1 (1%) Source: Seymour, ICML 2017 41

# Zanubrutinib

## Safety and tolerability summary; over 600-patient experience

### Adverse Events of Interest for BTK Inhibitors in Patients Treated with Zanubrutinib

| AE of Interest (All Causes)[1] | Zanubrutinib (Including Patients Enrolled in Combo Studies) |
|---|---|
| Patient Number | N=641 |
| Mean Exposure Time | 7.7 mo |
| Atrial Fibrillation | 1.7% |
| Major Hemorrhage | 1.9% |

| AE of Interest (All Causes)[2] | Zanubrutinib (Single Agent Only) |
|---|---|
| Patient Number | N=682 |
| Median Exposure Time | 13.4 mo |
| Atrial Fibrillation (**Gr ≥3**) | 1.9% (0.6%) |
| Major Hemorrhage* | 2.5% (2.1%) |
| Diarrhea (**Gr ≥3**) | 19.4% (0.9%) |

- Very low rates of headache and hypertension (6.7% and 6.3%)
- Concomitant use of anti-coagulants was allowed in these zanubrutinib trials
- Low rate of treatment discontinuation for drug-related adverse events

Major hemorrhage includes serious or grade ≥3 bleeding of any site, or central nervous system bleeding of any grade.

Source: pooled safety analysis of ongoing zanubrutinib clinical trials; 1 Seymour, ICML 2017; 2 Tam et, al., EHA 2019 (Data cut-off dates: BGB-3111-207: Sept 2018; BGB-3111 AU-003, -1002, -205 and 210: Dec 2018; BGB-3111-206: Feb 2019)

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Zanubrutinib Responses Across Additional B-Cell Malignancies MZL MCL MCL FL FL DLBCL China CSCO Source ASH 20171 ICML 20193 pivotal data ASH 20171 ASH 20171 20184 ASH20182 n 9 48 85 17 26 26 Follow-up 7.0 mo 16.7 mo 35.9 wk 7.8 mo 9.5 mo 4.2 mo (med) Prior Lines 2 (1-8) 1 (1-4) 2 (1-4) 2 (1-8) 3 (1-9) 2 (1-10) (med) ORR 78% 85% 84% 41% 42% 31% CR 0 29%* 59%** 18% 8% 15% VGPR -- -- -- -- -- -- PR/PR-L 78% 56% 25% 24% 35% 15% MR -- -- -- -- -- -- • Despite relatively early follow-up, responses were observed in multiple B-cell malignancies • Consistency across tumor types suggests that zanubrutinib is a highly active BTK inhibitor Sources: 1. Tam et. al., ASH 2017; 2. Song et al., ICML 2019; 3. Tam et al., ICML 2019; 4. Song et. al., CSCO 2018; * CT response assessment; ** PET-CT response assessment. 43

Zanubrutinib Plus Obinutuzumab Combination in Follicular Lymphoma Data from separate trials Zanubrutinib + FL Zanubrutinib Ibrutinib Obinutuzumab Idelalisib Obinutuzumab Source ICML 20191 ASH 20172 ASH 20163 JCO 20134 NEJM 20145 n 36 17 110 34 72 prior alkylator and CD20, prior alkylator and CD20, median 2 prior lines of mixed rituximab-sensitive alkylator and rituximab- Population mixed rituximab-sensitive last response <12 therapy, range 1-8 and -refractory refractory relapse and -refractory months Follow-up (med) 20.1 mo 7.8 mo 27.7 mo 33.7 mo NR ORR 72% 41% 21% 50% 54% CR 39% 18% 11% 18%6 6% • Overall response rate and complete responses to date compare favorably to those achieved with respective single-agents and recently approved therapies Sources: 1. Tam et al., ICML 2019; 2. Tam et al., ASH (abstract 152), 2017; 3. Gopal, et al ASH 2016; 4. Salles, et al J Clin Oncol 2013; 5. Gopal, et al N Engl J Med 2014; 6. 18% represents complete response rate in the 40 indolent lymphoma patient population that include 34 FL patients. Note: data on slide are cross-trial comparison; 44

# Ongoing Global Phase 3 Studies

## ASPEN topline results announced in December 2019

### Zanubrutinib vs. Ibrutinib in WM



Cohort 1: R/R or TN* WM with MYD88 L265P mutation
*TN must be unsuitable for standard chemoimmunotherapy
MYD88 MUT WM patients (N=201, 164 R/R)
R 1:1
Arm A Zanubrutinib 160 mg BID until PD
Arm B Ibrutinib 420mg QD until PD
Primary endpoint: CR or VGPR in R/R and all enrolled patients
Cohort 2: WM with wild type MYD88
MYD88 WT WM patients (N = 26)
Arm C Zanubrutinib 160 mg BID until PD

WM=Waldenström's macroglobulinemia, BID=twice daily, CR=complete response, MUT=mutation, PD=progressive disease, QD=once daily, R=randomization, R/R=relapsed/refractory, TN=treatment naïve, VGPR=very good partial response, WT=wild type. This study is registered at ClinicalTrials.gov (NCT03053440)

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# Ongoing Global Phase 3 Studies in CLL/SLL

## SEQUOIA and ALPINE

### Zanubrutinib vs. BR in 1L CLL/SLL

Cohort 1: Non–17p del TN CLL
Must be not suitable for FCR

Previously untreated CLL patients (N=420)

R 1:1

- Arm A: Zanubrutinib 160 mg BID until PD
- Arm B: Bendamustine + Rituximab (BR) × 6 cycles

Primary endpoint: PFS

Cohort 2: 17p del TN CLL

Previously untreated 17p del CLL patients (N=110)

- Arm C: Zanubrutinib 160 mg BID until PD

**Full trial enrollment completed in June 2019**

### Zanubrutinib vs. Ibrutinib in R/R CLL/SLL

Relapsed/Refractory CLL/SLL
**(received ≥ 1 prior treatments)**

**R/R CLL/SLL ≥ 1 prior** treatment (N=400)

R 1:1

- Arm A: Zanubrutinib 160mg BID (n = 200)
- Arm B: Ibrutinib 420mg QD (n = 200)

Primary Endpoint: ORR (non-inferiority and superiority)

**Complete enrollment expected by early 2020**

1L=first-line treatment, BID=twice daily, CLL=chronic lymphocytic leukemia, del=deleted, FCR=fludarabine, cyclophosphamide, and rituximab, ORR=overall response rate, PD=progressive disease, PFS=progression-free survival, QD=once daily, R=randomized, SLL=small lymphocytic lymphoma, TN=treatment naïve. These studies are registered at ClinicalTrials.gov (NCT03734016) and (NCT03336333).

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# Ongoing Pivotal Study

Phase 2 Zanubrutinib + Obinutuzumab vs Obinutuzumab in R/R FL

Relapsed/Refractory **FL (received ≥2 prior treatments*)**


Grade 1, 2, or 3a FL patients
(N=210)
R
2:1
Arm A
Zanubrutinib 160 QD + Obinutuzumab X 6 cycles then q 8 wks until PD
(n = 140)
Arm B
Obinutuzumab X 6 cycles then q 8 wks until PD
(n = 70)

Primary Endpoint: ORR

CLL/SLL=chronic lymphocytic leukemia/small lymphocytic lymphoma, FL=follicular lymphoma, ORR=overall response rate, PD=progressive disease, PFS=progression-free survival, QD=once daily, R=randomization. *Must have received prior treatment with rituximab and an alkylator; relapsed <12 months from end of last treatment OR refractory to last treatment. This study is registered at ClinicalTrials.gov (NCT03332017).

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Zanubrutinib Potentially Addresses Areas of Need for Patients Treated with BTK Inhibitors Efficacy • Complete and sustained target inhibition may result in better response quality • We are testing this hypothesis in Phase 3 head-to-head trials against ibrutinib in WM and CLL Tolerability • In “real-world” ibrutinib use in CLL, not only acute/ serious toxicities (atrial fibrillation, serious bleeding), but cumulative tolerability issues (myalgia, arthralgia, hypertension) are frequently treatment-limiting • Zanubrutinib to date has been associated with low rates of toxicity-related discontinuations and cumulative “off-target” toxicities1 Drug-Drug Interactions • Based on drug interaction studies, co-administration with strong CYP3A inhibitors is permitted • Includes important agents in management of leukemia/ lymphoma patients, such as azole anti-fungals • Co-administration of proton pump inhibitor (PPIs) or other Acid-Reducing Agents (ARA) does not affect zanubrutinib exposure based on PK models • Patients have been allowed to receive anticoagulants and and aspirin on zanubrutinib single arm trials Source: 1. Tam et. al. EHA 2019 48

# U.S. BRUKINSA Launch Progress

## BRUKINSA made commercially available within four days of November approval



Josh Neiman
Head, U.S. Commercial
Flatiron
Onyx Pharmaceuticals
Genentech

Brukinsa™
zanubrutinib 80 mg capsules

- myBeiGene™ PATIENT SUPPORT launched within minutes of approval
- Commercial team in field and focused on driving awareness of BeiGene and BRUKINSA
- Initial feedback from clinicians:
  - Impressed by response rates from 206 and 003 studies
  - Appreciate QD / BID dosing flexibility and ability to combine with PPIs and H2-RAs
  - Encouraged by 100% median BTK occupancy
  - See BRUKINSA as a differentiated BTKi

**BRUKINSA™ (zanubrutinib) is approved in the U.S. for R/R MCL[1]**

**BRUKINSA is the only FDA-approved BTK inhibitor shown to deliver 100% median occupancy in peripheral blood cells and the only BTK inhibitor with the flexibility to be taken once or twice daily**

1. This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial. PPIs = proton pump inhibitors; H2-RAs = H2 receptor antagonists.

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# Overview of Tislelizumab (BGB-A317)

## Broad integrated global and China development program

tislelizumab
百泽安®

**OVERVIEW**

- Tislelizumab is a PD-1 checkpoint inhibitor designed to minimize binding to **FcγR**, which is believed to play an essential role in activating phagocytosis in macrophages to minimize its negative impact on T effector cells.[1]
  - China label data: 77% ORR (62% CR) in R/R cHL
- Broad development in Asia-prevalent cancers
  - 14 ongoing and soon-to-start Ph. 3 or potentially registration-enabling trials: 4 in lung cancer, 2 in liver cancer, 3 in esophageal cancer, 1 in gastric cancer, 2 in bladder cancer, 1 in MSI-H or dMMR tumors, and 1 in nasopharyngeal cancer
  - Aimed to support broad label and label-based reimbursement
- Strong manufacturing capabilities with emphasis on quality
  - Manufacturing process and initial capacity developed by Boehringer Ingelheim
  - BeiGene's state-of-the-art 50,000L facility in Guangzhou in commercial validation phase

**CLINICAL DATA**

- Clinical experience in more than 5,000 patients[2] enrolled, has demonstrated encouraging clinical activity and generally well-tolerated safety profile

**DEVELOPMENT PLAN**

- Broad development program designed to capture worldwide commercial opportunities
  - Two China accelerated approval trials : cHL (approved) and urothelial cancer (priority)
  - Initiated global Ph2 trials in NK/T cell lymphomas and 2L/3L HCC, China pivotal Ph2 in MSI-H or dMMR solid tumors, 6 global Ph3 trials in 1L GC, 1L and 2L ESCC, 1L HCC and 2L NSCLC; 6 Ph3 trials in 1L non-sq and sq NSCLC, 1L SCLC, 1L UC, localized ESCC and 1L NPC in China
  - Combinations ongoing with BeiGene's PARP, BTK, PD-L1, TIM3 and TIGIT inhibitors
  - Additional Ph3 trials planned

**MILESTONES AND STATUS**

- NDA in China for R/R cHL approved (priority review) by NMPA December 27, 2019; sNDA for 2L+ UC submitted and priority review announced July 8, 2019
- Presented Ph 2 data in Lung and ESCC at CSCO 2019
- Presented first report of Ph 2 data in UC at ESMO 2019

Sources: 1. Dahan et al., Cancer Cell, 2015; Arlauckas et al., Sci. Transl. Med., 2017; 2. as of June 20, 2019

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# Tislelizumab Broad Late-stage Development Program

## Fifteen ongoing potentially registration-enabling studies

| Indication | Study | Status | Region |
|---|---|---|---|
| Lung | Phase 3 (n=800) in 2L NSCLC<br>tislelizumab vs. docetaxel, PE: OS<br>Initiated: Nov 2017 | Enrolling | Global |
| Lung | Phase 3 (n=320) in 1L Stage IIIB or IV non-squamous NSCLC<br>tislelizumab+ chemo (platinum-pemetrexed) vs. chemo, PE: PFS<br>Initiated: Jul 2018, Enrollment complete^: Aug 2019 | Enrollment complete | China |
| Lung | Phase 3 (n=360) in 1L Stage IIIB or IV squamous NSCLC<br>tislelizumab+ paclitaxel and carboplatin combo or nab-paclitaxel and carboplatin combo vs. paclitaxel and carboplatin combo, PE: PFS<br>Initiated: Aug 2018, Enrollment complete^: Aug 2019 | Enrollment complete | China |
| Lung | Phase 3 (n=364) in 1L SCLC<br>Tislelizumab+ chemo (Carboplatin /Cisplatin, Etoposide) vs. placebo + chemo, PE: PFS, OS<br>Initiated: July 2019 | Enrolling | China |
| HCC | Phase 3 (n=640) in 1L HCC<br>tislelizumab vs. sorafenib, PE: OS<br>Initiated: Jan 2018, Enrollment complete^: Nov 2019 | Enrollment complete | Global |
| HCC | Phase 2 (n=225) in 2L/3L HCC<br>tislelizumab monotherapy, PE: ORR by IRC<br>Initiated: Apr 2018, Enrollment complete^: Feb 2019 | Enrollment complete | Global |
| ESCC | Phase 3 (n=450) in 2L ESCC<br>tislelizumab vs. single-agent chemo (paclitaxel, docetaxel, or irinotecan), PE: OS<br>Initiated: Jan 2018 | Enrolling | Global |
| ESCC | Phase 3 (n=480) in 1L advanced ESCC<br>tislelizumab or placebo + platinum- and fluoropyrimidine-based chemo, Co-PE: PFS and OS<br>Initiated: Dec 2018 | Enrolling | Global |
| ESCC | Phase 3 (n=316) in localized ESCC<br>tislelizumab + chemoradiotherapy vs chemoradiotherapy, PE: OS<br>Initiated: May 2019 | Enrolling | China |
| GC | Phase 3 (n=720) in 1L advanced GC<br>tislelizumab or placebo + platinum- and fluoropyrimidine-based chemo, Co-PE: PFS and OS<br>Initiated: Dec 2018 | Enrolling | Global |
| UC | Pivotal phase 2 (n=110) in 2L UC<br>tislelizumab monotherapy, PE: ORR, Initiated: Jul 2017,<br>Enrollment complete: Aug 2018, NDA accepted by NMPA May 2019 | Filed, in NDA review | China |
| UC | Phase 3 (n=420) in 1L UC<br>tislelizumab + chemo (cisplatin + carboplatin + gemcitabine) vs placebo + chemo PE: OS<br>Initiated: May 2019 | Enrolling | China |
| cHL | Pivotal phase 2 (n=70) in R/R cHL<br>tislelizumab monotherapy, PE: ORR<br>Initiated: Apr 2017, Enrollment complete: Nov 2017,<br>NDA accepted in Aug 2018 and approved by NMPA Dec. 2019 | Approved | China |
| R/R NK/T-cell lymphomas | Phase 2 (n=90) in 1L R/R Mature T- and NK- Neoplasms<br>tislelizumab monotherapy, PE: ORR<br>Initiated: Apr 2018 | Enrolling | Global |
| MSI-H or dMMR solid tumors | Pivotal phase 2 (n=60) in MSI-H or dMMR solid tumors<br>tislelizumab monotherapy, PE: ORR<br>Initiated: Sep 2018 | Enrolling | China |
| NPC | Phase 3 (n=256) in 1L tislelizumab + chemo (gemcitabine plus cisplatin) vs. placebo + chemo PE: PFS<br>Initiated: Apr 2019 | Enrolling | China |

Legend: Approved; Filed, in NDA review; Enrollment complete; Enrolling; Planned; Filed or potentially registrational; China; Global

^Time of the announcement of the enrollment completion; *Tislelizumab dosage 200mg every three weeks, Q3W. Global Ph2 in R/R/ NK/T-cell lymphoma and Ph2 trial in MSI-H or dMMR solid tumors in China are potentially registrational-enabling trials. 1/2L: First/Second Line; cCRT: concurrent chemoradiotherapy; cHL: Classical Hodgkin's Lymphoma; ESCC: Esophageal Squamous-Cell Carcinoma; GC: Gastric Cancer; HCC: Hepatocellular Carcinoma; IRC: Independent Review Committee; ITT: Intent-to-treat; MSI-H or dMMR: Microsatellite Instability High or Deficient Mismatch Repair; NDA: New Drug Application; NK: Natural Killer; NSCLC: Non-Small Cell Lung Cancer; ORR: Overall response rate; OS: Overall survival; PE: Primary Endpoint; PFS: Progression-free survival; R/R: Relapsed / Refractory; UC: Urothelial Carcinoma;

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# Tislelizumab Clinical Program

## Broad development for Asia-prevalent cancers

Global | China

| PROGRAM (TARGET) | TUMOR | Indication | Global / China | Furthest stage (DOSE ESCALATION: PH1a; DOSE EXPANSION: PH1b, PH2*; PIVOTAL: PH2**, PH3; FILED; MARKET) |
|---|---|---|---|---|
| tislelizumab (PD-1) | Heme | R/R cHL (Approved by NMPA Dec. 27, 2019) | China | MARKET |
| tislelizumab (PD-1) | Heme | R/R NK/T-cell lymphoma | Global | PH2* |
| tislelizumab (PD-1) | Bladder | 2L+ UC (NDA accepted) | China | FILED |
| tislelizumab (PD-1) | Bladder | 1L UC | China | PH3 |
| tislelizumab (PD-1) | Lung | 2L NSCLC | Global | PH3 |
| tislelizumab (PD-1) | Lung | 1L non-squamous NSCLC | China | PH3 |
| tislelizumab (PD-1) | Lung | 1L squamous NSCLC | China | PH3 |
| tislelizumab (PD-1) | Lung | 1L SCLC | China | PH3 |
| tislelizumab (PD-1) | Liver | 1L HCC | Global | PH3 |
| tislelizumab (PD-1) | Liver | 2L/3L HCC[2] | Global | PH2** |
| tislelizumab (PD-1) | Esophageal | 2L ESCC | Global | PH3 |
| tislelizumab (PD-1) | Esophageal | 1L ESCC | Global | PH3 |
| tislelizumab (PD-1) | Esophageal | Localized ESCC | China | PH3 |
| tislelizumab (PD-1) | Gastric | 1L GC | Global | PH3 |
| tislelizumab (PD-1) | | 1L NPC | China | PH3 |
| tislelizumab (PD-1) | | MSI-H or dMMR solid tumors | China | PH2* |
| tislelizumab (PD-1) | | Solid tumors | Global | PH1b |
| + pamiparib (PARP) | | Solid tumors | Global | PH1b |
| + zanubrutinib (BTK) | | Hematologic tumors | Global | PH1b |
| + sitravatinib (multi-kinase) | | NSCLC, RCC, OC, melanoma^ | China | PH1b |
| + sitravatinib (multi-kinase) | | HCC, GC^ | China | PH1b |
| + A333 (PD-L1) | | Solid tumors | Global | PH1a |
| + A425 (TIM3) | | Solid tumors | Global | PH1a |

- More than 2,950 patients[1] enrolled over 3 years across tislelizumab program, including combination trials
- Broad development global program with additional Ph3/potential registration-enabling trials planned in lung, gastric, liver, and esophageal cancers

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or 3 clinical trials. **Confirmatory clinical trials post-approval are required for accelerated approvals.
^Trials conducted in the APAC region. 1. as of June 2019. 2. global study and potentially registration-enabling in certain countries

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Tislelizumab’s Lack of FcγR Binding Is Designed to Prevent Macrophage-Mediated T-Cell Clearance We believe the different FcγR design may have meaningful differences in the clinic Antibody-Dependent Cellular Phagocytosis Tislelizumab Differential Preclinical Efficacy in in vivo Mouse Tumor Model Based on FcγR Binding 1600 Vehicle T cell Nivolumab Macrophage Pembrolizumab TislelizumabBGB-A317 10mg/kg10mg/kg  1400 Nivo surrogate Fc RI SEM) Nivolumab 10mg/kg - ± + 3 1200 Pembrolizumab 10mg/kg 1000 Dosed Weekly 800 *P<0.05 600 Tislelizumab has Minimal FcγRI Binding Thus Abrogating ADCP Activity 400 200 FcRI Tislelizumab 0 - + MeanTumor Volume (mm 6 11 16 21 26 Treatment Days + • Tislelizumab was specifically engineered to minimize binding to FcγR on macrophages, thereby CD8 T cell Macrophage abrogating antibody-dependent cellular phagocytosis (ADCP), a potential mechanism of T-cell clearance CD4+ T cell Monocyte MDSC • Hypothesis supported by literature: Dahan et al. reported that FcγR engagement compromises the Dendritic cell anti-tumor activity of anti-PD-1 Abs; Arlauckas et al. showed in a mouse model that anti-PD-1 Abs could be transferred from PD-1+ T cells to macrophages in FcγR-dependent manner Sources: Dahan et al., Cancer Cell, 2015; Arlauckas et al., Sci. Transl. Med., 2017; FcγRI=Fc gamma receptor-1, MDSC=myeloid-derived suppressor cell. 53

# Tislelizumab China cHL Pivotal Trial Data

## Deep and frequent responses observed in both transplant-ineligible patients and patients who failed transplant

| Baseline Characteristics | Total (N=70) |
|---|---|
| Age (years), median (range) | 32.5 (18, 69) |
| Age group <65 / 65-74 years, n (%) | 66 (94.3) / 4 (5.7) |
| Sex, male / female, n (%) | 40 (57.1) / 30 (42.9) |
| Time since first diagnosis of cHL (months), median (range) | 25.33 (4.6, 262.3) |
| Stage IV at study entry, n (%) | 42 (60.0) |
| Bulky disease*, n (%) | 8 (11.4) |
| Bone marrow involvement, n (%) | 22 (31.4) |
| B-symptom(s), n (%) | 26 (37.1) |
| Ineligible for prior ASCT†, n (%) | |
| Failure to achieve an objective response to salvage chemotherapy | 53 (75.7) |
| Inadequate stem cell collection or unable to collect stem cells | 2 (2.9) |
| Co-morbidities | 2 (2.9) |
| Prior lines of systemic therapy, median (range) | 3 (2-11) |
| Type of prior therapy, n (%) | |
| Chemotherapy | 70 (100.0) |
| Radiotherapy | 21 (30.0) |
| ASCT | 13 (18.6) |
| Immunotherapy‡ | 15 (21.4) |
| Brentuximab vedotin | 4 (5.7) |

| IRC Dataset | cHL |
|---|---|
| Enrolled Patients | N=70 |
| Median Follow-up | 13.9 months |
| Prior Lines, Median (range) | 3 (2-11) |
| ORR | 87.1% |
| CR | 62.9% |
| PR | 24.3% |

***-- Majority of transplant-ineligible patients had failed to respond to salvage chemotherapy***

Source: Song et al., EHA 2019. *Mediastinal mass ratio of 0.33 or size of any single node/nodal mass ≥10 cm in diameter; ‡All received ≥2 prior regimens.

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Summary of Tislelizumab Adverse Events cHL pivotal trial Summary of Treatment-Emergent TEAEs in ≥10% of Patients and Grade ≥3 TEAEs in ≥2 Adverse Events Patients Regardless of Causality Event, n (%) N=70 Pyrexia Grade ≥3 TEAE 21 (30) Hypothyroidism Serious TEAE 12* (17.1) Weight increased TEAE leading to treatment discontinuation 4† (5.7) Upper respiratory tract infection TEAE leading to death 0 (0.0) Cough Immune-related (ir) TEAEs (by aggregate category) Pruritus ≥1 irTEAE 27 (36.8) White blood cell count decreased Thyroid disorder 16 (22.9) Gr 1-2 Gr ≥3 Alanine aminotransferase increased Pneumonitis 5 (7.1) Neutrophil count decreased Skin adverse reactions 6 (8.6) Myositis/rhabdomyolysis/cardiomyopathy‡ 1 (1.4) Rash Nephritis and renal dysfunction 1 (1.4) Diarrhea Other immune-related reactions (lipase Anemia 1 (1.4) increased Pneumonitis 0% 10% 20% 30% 40% 50% 60% Patients (%) Source: Song et al., EHA 2019; Data cut: Nov 26, 2018; TEAE, treatment-emergent adverse events by individual preferred term. *SAEs in 11 of the 12 patients determined to be possibly related to tislelizumab †Pneumonitis (n=2), focal segmental glomerulosclerosis (n=1), organizing pneumonia (n=1); ‡Blood creatine phosphokinase increased. 55

Tislelizumab China UC Pivotal Trial Data Activity in previously treated patients UC Enrolled Patients/evaluable N=113/104 Median Follow-up 8 months ORR 23.1% CR 7.7% PR 15.4% PFS median (95% CI) 2.1 (2.00, 2.46) OS median (95% CI) 9.8 months (7.46, 13.50) • IRC assessed • Per the investigator, treatment-related AEs (TRAEs) were reported in 93% (n=105/113) of patients with PD-L1+ UC. A total of 12 (11%) patients experienced a TRAE that led to treatment discontinuation. Drug eruption (n=2) was the only TRAE that led to treatment discontinuation in >1 patient. • Anemia (27%), decreased appetite (19%), and pyrexia (17%) were the only TRAEs occurring in >15% of patients; the majority of reported TRAEs were grade ≤2 in severity. Anemia (7%) was the only grade 3-4 TRAE occurring in ≥5% patients. • A total of 64% of patients experienced an immune-related TEAE. Common immune-related TEAEs included immune-mediated skin adverse reaction (n=38; 34%), immune-mediated hepatitis (n=27; 24%), thyroid disorders (n=15; 13%), and immune-mediated nephritis and renal dysfunction (n=13; 12%). No immune-related TEAEs ≥ grade 3 occurred in over 5% of patients. • Four patients experienced a fatal TRAE (hepatic failure, n=2; respiratory arrest, n=1; renal impairment, n=1). The events of hepatic failure and respiratory arrest were reported as possibly related by the investigator; the event of renal impairment was reported as possibly unrelated by the investigator. Source: Ye et al., ESMO 2019 56

# Tislelizumab Response Data in Disease-Specific Cohorts

| Tumor Type | Gastric Cancer | Esophageal Cancer | Esophageal Cancer | Head & Neck SCC | Ovarian Cancer | HCC | Urothelial Cancer | NSCLC | MSI-H / dMMR | NPC |
|---|---|---|---|---|---|---|---|---|---|---|
| Source | ESMO-IO 2018[1] | ESMO-IO 2018[1] | CSCO 2019[8] | ESMO 2017[2] | ESMO 2017[3] | ESMO-IO 2018[1] | ESMO 2019[4] | WCLC 2019[7] | CSCO 2018[5] | ASCO 2019[6] |
| Median Treatment Duration | -- | -- | -- | 104 days (30-339) | 71 days (29-540) | -- | -- | -- | 2.2 mo (0.69-11.1) | 7.5 mo (2.1-15.8) |
| Median Follow-up Time | 4.9 mo (0.9-25.4) | 5.2 mo (0.2-22.7) | 13.0 mo (12.3-14.0) | -- | -- | 10.8 mo (0.7-31.6) | 7.6 mo (0.4-17.4) | 11.2 mo (0.5-34.5) | 4.4 mo (0.1-10.7) | 11.7 mo (4.9-15.7) |
| Median Duration of Response | 8.5 mo | NR | 12.8 mo | -- | -- | 15.7 mo | 18.7 mo (6.2-18.7) | NR | -- | 8.3 mo |
| Evaluable Patients | N=54 | N=54 | N=15 | N=17 | N=50 | N=49 | N=104 | N=46 | N=14 | N=21 |
| CR (Confirmed) | -- | 1 | -- | -- | -- | -- | 8 | -- | -- | -- |
| PR | 7 | 5 | 7 | 3 | 2 | 6 | 16 | 6 | 4 | 9 |
| SD | 9 | 14 | 5 | 6 | 20 | 19 | 14 | 23 | 4 | 9 |
| Patients Remaining on Treatment* | 3 | 3 | 4 | 3 | 6 | 5 | 30 | 7 | 9 | 9 |

- Objective responses observed with limited follow-up in multiple disease-specific cohorts. NR = Not reached

Sources:1. Ph1A/1B data as of August 31, 2018, ESMO Immuno-Oncology 2018 Congress (Sanjeev et al); 2. Ph1 data as of June 8, 2017, ESMO 2017 Congress (Horvath et al, Abstract 389P); 3. Ph1 data as of June 8, 2017, ESMO 2017 Congress (Meniawy et al, Abstract 388P); 4. Ph2 data as of February 28, 2019, ESMO 2019 Congress (Ye et al); 5. Ph1 data as of May 11, 2018, CSCO 2018; 6. Ph1/2 as of December 1, 2018, ASCO 2019 (Wang et al); 7. Ph1/2 as of May 20, 2019, WCLC 2019 (Barlow et al); 8. Ph2 as of Mar 31, 2019, CSCO 2019 (Xu et al); * At time of data cutoff.

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Tislelizumab Phase 1 Common AEs in ≥ 10% of Patients Phase 1a Phase 1b Total System Organ Class Preferred Term N=116 N=335 N=451 n (%) n (%) n (%) Patients with at least one TEAE 114 (25.3) 322 (71.4) 436 (96.7) Fatigue 47 (10.4) 78 (17.3) 125 (27.7) Nausea 41 (9.1) 68 (15.1) 109 (24.2) Decreased appetite 19 (4.2) 71 (15.7) 90 (20.0) Diarrhea 32 (7.1) 49 (10.9) 81 (18.0) Constipation 26 (5.8) 50 (11.1) 76 (16.9) Abdominal pain 26 (5.8) 38 (8.4) 64 (14.2) Vomiting 20 (4.4) 43 (9.5) 63 (14.0) Back pain 22 (4.9) 40 (8.9) 62 (13.7) Cough 15 (3.3) 45 (10.0) 60 (13.3) Rash 23 (5.1) 37 (8.2) 60 (13.3) Dyspnea 12 (2.7) 33 (7.3) 45 (10.0) Source: BGB-A317 IB v6.0; All grades, regardless of causality; Data cut-off 27 April 2018; 6 months after Last Patient Enrolled; Of the 451 total patients in the Safety Population for Study BGB A317_001, 203 (45.0%) experienced at least 1 Grade 3 or higher TEAE. The most commonly occurring Grade 3 or higher TEAEs (≥ 2%; 9 or more patients overall incidence) were pneumonia (22 patients, 4.9%), anemia (18 patients, 3.2%), and hypokalemia (9 patients, 2.0%). 58

# Tislelizumab Chemotherapy Combination Data in Lung Cancers

| Responses | Non-Sq Tislelizumab + pemetrexed + platinum (n=16) | Sq Tislelizumab + paclitaxel + platinum (n=15) | Sq Tislelizumab + gemcitabine + platinum (n=6) | SCLC Tislelizumab + etoposide + platinum (n=17) | Total (N=54) |
|---|---|---|---|---|---|
| Best Overall Response, n (%) | | | | | |
| CR | 0 | 0 | 0 | 0 | 0 |
| PR | 7 (43.8) | 12 (80.0) | 4 (66.7) | 13 (76.5) | 36 (66.7) |
| SD | 8 (50.0) | 2 (13.3) | 1 (16.7) | 2 (11.8) | 13 (24.0) |
| PD | 1 (6.3) | 0 | 0 | 1 (5.9) | 2 (3.7) |
| Missing | 0 | 1 (6.7) | 1 (16.7) | 1 (5.9) | 3 (5.6) |
| ORR confirmed % | 43.8 | 80.0 | 66.7 | 76.5 | 66.7 |
| Median PFS, months* | 9.0 | 7.0 | NR | 6.9 | |
| OS, months | NR | NR | NR | 15.6 | |

Source: CSCO 2019 Wang et al; Sq: squamous; SCLC: small cell lung cancer. Median follow-up 15.3 months. * Median PFS data cutoff June 30,2019.

Treatment-emergent adverse events (TEAEs) occurred in all 54 patients; adverse events (AEs) reported as related to tislelizumab occurred in 46 patients (85.2%), and seven patients (13%) discontinued tislelizumab treatment due to AEs; Grade ≥3 TEAEs occurred in 43 patients, with the most common being decreased neutrophil count (48.1%), anemia (18.5%), decreased white blood cell count (13%), decreased platelet count (13%), thrombocytopenia (11.1%), neutropenia (7.4%), and increased alanine aminotransferase (ALT; 5.6%). A total of 14 patients (25.9%) experienced at least one immune-related adverse event (irAE), with the most common being thyroid disorders (16.7%), immune-mediated pneumonitis (7.4%), and immune-mediated hepatitis (3.7%); The most common TEAEs of any grade reported to be related to tislelizumab included asthenia (18.5%); hypothyroidism (13%); decreased appetite (11.1%); increased ALT (11.1%); and increased aspartate aminotransferase (AST; 11.1%); and fourteen patients (25.9%) experienced at least one serious TEAE; one patient with squamous NSCLC (cohort A) had a fatal AE of immune-mediated myositis/rhabdomyolysis/cardiomyopathy after one dose of tislelizumab.

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# Overview of Pamiparib (BGB-290)

Selective Inhibitor of PARP1 and PARP2

| | |
|---|---|
| OVERVIEW | • Highly selective PARP1 and PARP2 inhibitor with potential brain penetration and strong PARP trapping activity in preclinical studies |
| CLINICAL DATA | • Ph1/2 data demonstrated pamiparib was generally well-tolerated with promising anti-tumor activity in ovarian cancer<br>  • Low incidence of hematological toxicities (e.g. thrombocytopenia), no liver toxicity |
| DEVELOPMENT PLAN | • Two ongoing global Ph1b/2 trials with chemotherapy: combination with radiation therapy and temozolomide (TMZ) in glioblastoma or combination with TMZ in advanced solid tumors<br>• Enrollment complete in China pivotal Ph2 trial in patients with gBRCA+ ovarian cancer<br>• Enrollment complete in Ph3 trial in China as maintenance therapy in patients with platinum-sensitive recurrent ovarian cancer<br>• Enrolling patients for a global Ph3 trial in gastric cancer as maintenance therapy<br>• Internal combination with tislelizumab: preliminary anti-tumor activity observed in multiple solid tumors |
| DATA PRESENTATIONS | • Presented updated Ph 1/2 combination data in GBM at SNO 2018<br>• Presented Ph 1/2 data in high-grade ovarian cancer at CSCO 2019<br>• Presented Ph 1/2 data in several tumor types at ESMO 2019 |

60

# Pamiparib Clinical Program

Global | China

| PROGRAM (TARGET) | DOSE ESCALATION | DOSE EXPANSION | | PIVOTAL | |
|---|---|---|---|---|---|
| | PH1a | PH1b | PH2* | PH2** | PH3 |
| pamiparib (BGB-290, PARP) | 3L gBRCA+ OC | | | | |
| | 2L platinum-sensitive OC maintenance | | | | |
| | 1L platinum-sensitive GC maintenance | | | | |
| | Solid tumors | | | | |
| + TMZ (Chemo) | Solid tumors | | | | |
| + RT/TMZ (RT/Chemo) | Solid tumors | | | | |
| + tislelizumab (PD-1) | Solid tumors | | | | |

- Two ongoing global Ph1b/2 trials with chemotherapy: combination with radiation therapy and temozolomide (TMZ) in glioblastoma or combination with TMZ in advanced solid tumors
- Internal combination with tislelizumab: preliminary anti-tumor activity observed in multiple solid tumors

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or 3 clinical trials. **Confirmatory clinical trials post-approval are required for accelerated approvals.

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# Pamiparib Monotherapy Phase 1/2 Data

## Promising activity and generally well-tolerated

### Best Change from Baseline in Target Lesions in Ovarian and Associated Cancer Patients



Change from baseline, %
100
80
60
40
20
0
-20
-40
-60
-80
-100
Platinum-refractory
Platinum-resistant
Platinum-sensitive
Platinum-unknown
Germline or somatic BRCA status: mutant
Germline or somatic BRCA status: wild-type
Germline or somatic BRCA status: unknown
HRD-positive
HRD-negative
HRD-unknown
CR
PR
SD
PD
NE
Ongoing treatment

| Best Overall Response, n (%) | Total (N=58) |
|---|---|
| Overall Response rate per RECIST v1.1 (CR+PR) | 23 (39.7) |
| Complete Response (CR) | 4 (6.9) |
| Partial Response (PR) | 19 (32.8) |
| Stable Disease (SD) | 29 (50.0) |
| **Clinical Benefit Rate (CR+PR+SD with ≥24 Weeks Duration)** | 31 (53.4) |

Overall response rates by BRCA status were 61.3% (n=19/31; BRCA+), 15.4% (n=2/13; BRCA-WT), and 14.3% (n=2/14; BRCA unknown)

Source: Ph1/2 data as of June 1, 2019, ESMO 2019 Voskoboynik et al)

### Summary of Adverse Events from Across the Ph1/2 Trial

| | Ph1A (n=64) | Ph1B (n=37) | Total (N=101) |
|---|---|---|---|
| Patient Reporting ≥1 TEAE | 64 (100.0) | 37 (100.0) | 101 (100.0) |
| Patients Reporting ≥1 Treatment-Related TEAE | 52 (81.3) | 31 (83.8) | 83 (82.2) |
| Patients Reporting ≥1 Serious TEAE | 31 (48.4) | 13 (35.1) | 44 (43.6) |
| Patients who Experienced ≥1 DLT | 5 (7.8) | 0 (0) | 5 (5.0) |
| TEAEs Leading to Discontinuation | 6 (9.4) | 1 (2.7) | 7* (6.9) |
| **TRAEs Occurring in ≥20% of All Patients (N=101)** | Grade 1 or 2 | **Grade ≥3** | Total |
| Nausea | 66 (65.3) | 4 (4.0) | 70 (69.3) |
| Fatigue | 46 (45.5) | 3 (3.0) | 49 (48.5) |
| Anemia | 11 (10.9) | 25 (24.8) | 36 (35.6) |
| Diarrhea | 32 (31.7) | 2 (2.0) | 34 (33.7) |
| Vomiting | 31 (30.7) | 1 (1.0) | 32 (31.7) |
| Decreased Appetite | 23 (22.8) | 0 (0) | 23 (22.8) |
| Constipation | 22 (21.8) | 0 (0) | 22 (21.8) |

All date are presented as n (%); *Treatment-related AEs led to treatment discontinuation in 6 (5.9%) patients; Five (5%) patients experienced TEAEs with a fatal outcome, all of which were deemed unrelated to the study drug. Abbreviations: DLT: dose-limiting toxicity; NA: not applicable; TEAE: treatment-emergent adverse event; TRAE: treatment-related adverse event.

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Tislelizumab/Pamiparib Combination Escalation Data Generally well-tolerated with preliminary anti-tumor activity in multiple tumor types • Ovarian or fallopian tube cancer patients (n=29) had best responses of CR (1), PR (2 confirmed, 5 unconfirmed), and SD (7). Breast cancer patients (n=2) had 1 confirmed PR. A. Change in Tumor Volume by Baseline Tumor Type Pancreatic cancer patients (n=3) had best responses of PR (1 unconfirmed) and SD (2). Uterine cancer patient (n=1) had an unconfirmed PR. SD was observed in 1 of 3 patients with prostate cancer and the 1 patient with bile duct cancer. Additional tumor types enrolled included bladder, cervical, lung, and peripheral nerve sheath cancer (n=1 each) • Grade 3-4 AEs related to tislelizumab in >1 :1 bile duct, 1 peripheral nerve sheath tumor patients were AI hepatitis/hepatitis (12%) and ALT inc. (5%); related to pamiparib in >1 patients were anemia (14%), and ALT inc., AST inc., fatigue, and nausea (5% each) • Liver-related AEs regardless of causality occurred in 12 patients (gr. 3-4 in 8 patients: 5 hepatitis, 3 including ALT and/or AST); all Best Overall Responses Included 1 CR, 3 reversible with/without corticosteroids Confirmed PRs and 7 Unconfirmed PRs • Treatment-related hepatic AEs have been reported in 1 of 300 patients treated with tislelizumab monotherapy and 0 of 65 patients treated with pamiparib monotherapy in separate ongoing trials Source: Dose escalation data as of March 31, 2017, presented at ASCO 2017 (Friedlander et al) 63

Thank you 64

Supporting Information

# BRUKINSA™ (zanubrutinib) Approved by U.S. FDA for R/R MCL

## BeiGene's first internally developed drug is approved

Brukinsa™
zanubrutinib 80mg capsules

- BRUKINSA is a kinase inhibitor indicated for the treatment of adult patients with mantle cell lymphoma (MCL) who have received at least one prior therapy.[1]
- Mantle cell lymphoma is a relatively rare form of NHL occurring in approximately 6% of NHL patients or about 4,500 patients in the U.S. each year.

| Best Response | Zanubrutinib in R/R MCL | |
|---|---|---|
| | RR | RR |
| Source | Study BGB-3111-206 Ph2 study | BGB-3111-AU-003 Ph1/2 study |
| Evaluable for efficacy, n | 86 | 32 |
| Median DoR in months | 19.5 (16.6, NE) | 18.5 (12.6, NE) |
| Response Criteria | Lugano 2014 | |
| Median Prior Lines of Therapy | 2 (1-4) | 1 (1-4) |
| ORR | 84% | 84% |
| CR | 59% | 22%* |
| PR | 24% | 62% |

1. This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial.

The most common adverse reactions (> 10%) with BRUKINSA were decreased neutrophil count, decreased platelet count, upper respiratory tract infection, decreased white blood cell count, decreased hemoglobin, rash, bruising, diarrhea, cough, musculoskeletal pain, pneumonia, urinary tract infection, blood in the urine (hematuria), fatigue, constipation, and hemorrhage. The most frequent serious adverse reactions were pneumonia (11%) and hemorrhage (5%).

Of the 118 patients with MCL treated with BRUKINSA, eight (7%) patients discontinued treatment due to adverse reactions in the trials. The most frequent adverse reaction leading to treatment discontinuation was pneumonia (3.4%). One (0.8%) patient experienced an adverse reaction leading to dose reduction (hepatitis B). * FDG-PET scans were not required for response assessment. RR: relapsed refractory; NE: not estimable; DoR: duration of response.
Source: Brukinsa™ U.S. label

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# Key Collaboration Terms

## Commercial Product Terms

- BeiGene received China commercial rights to three of **Amgen's oncology medicines for** five or seven years following regulatory approval
  - XGEVA®, KYPROLIS®, BLINCYTO®
  - 50/50 profit/loss share during BeiGene commercialization period
  - BeiGene can retain one product for continued sale in China following initial commercialization period
  - BeiGene receives royalties on China sales for five years post-commercialization period on products not retained

## Pipeline Product Terms

- BeiGene jointly developing a pipeline of 20 oncology assets, and will receive commercial rights for seven years in China following approval
  - Parties co-funding development; BeiGene contributing up to $1.25B total
  - Royalties on worldwide ex-China sales for all approved pipeline assets (excluding AMG 510)
  - 50/50 profit/loss share in China during seven-year commercialization period
  - Royalties for additional five years thereafter on China sales
  - Up to six pipeline assets to be retained in China by BeiGene (excluding AMG 510)

## Financial Terms

- Amgen made a ~$2.8B equity investment in BeiGene
  - Issued 15.9M shares at $174.85 per BeiGene American Depositary Share
  - Tony Hooper, former Amgen EVP of Global Commercial Operations, joined the BeiGene board
  - Closed on January 2, 2020

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Transformational Collaboration Accelerates BeiGene’s Strategic Growth • Further strengthens BeiGene’s position as a leader in China biotech industry − Potentially eight internally discovered or in-licensed cancer products commercialized in China by the end of 2020 − Combined synergistic offering of approved innovative oncology products expected to be among the broadest in China • Complements and significantly expands oncology pipeline to 30 compounds − Co-investment in portfolio enables access to 20 highly interesting pipeline assets in China − Potentially first-in-class molecules (e.g. KRAS inhibitor), Bispecific T-cell Engagers (BiTEs) and other I/O agents − Includes compounds for cancers with high prevalence in China − BeiGene shares in global economics through royalty (excluding AMG 510) $ • $2.8B equity investment fortifies our balance sheet, further enabling strategic priorities − Recognition of BeiGene’s capabilities by an industry leader 68

BTK Occupancy Is Not Sustained With Ibrutinib Preclinical models* show significant recovery of target Clinical data show borderline target inhibition by occupancy in disease relevant tissues for ibrutinib ibrutinib in the blood at approved dose PBMC Spleen Ibrutinib Clinical Data in Blood 150 100 100 100 66 27 50 19 24 9 0 1 2 Unoccupied BTK (%) BTK Unoccupied 0 Vehicle 4 hrs 8 hrs 12 hrs 24 hrs Vehicle 4 hrs 8 hrs 12 hrs 24 hrs Bone Marrow Lymph Node 120 100 100 100 68 80 62 60 37 40 9 9 16 20 0 1 Unoccupied BTK (%) BTK Unoccupied 0 Approved Ibrutinib Doses: Vehicle 4 hrs 8 hrs 12 hrs 24 hrs Vehicle 4 hrs 8 hrs 12 hrs 24 hrs 420 mg for CLL and WM; 560 mg for MCL Byrd et al., NEJM, 2013 ▪ Potentially better bioavailability and higher exposure of zanubrutinib may allow deeper target suppression in disease-relevant tissues Source: BeiGene data and Byrd et al, NEJM, 2013; *Animal studies; PBMC = Peripheral Blood Mononuclear Cell. 69

Zanubrutinib Achieves Complete and Sustained BTK Occupancy in Blood and Lymph Nodes PBMC* Lymph Node ▪ Complete BTK inhibition in PBMCs at the starting dose ▪ Paired lymph node biopsies were collected during (40 mg) screening or pre-dose on day 3 ▪ Median trough occupancy: 100% (160 mg BID) vs. 94% (320 mg QD), p=0.002 ▪ Proportion ≥90% trough occupancy: 94% (160 mg BID) vs. 58% (320 mg QD), p=0.027 Source: Tam et al. ASH 2016 (abstracts 642 and 1216); *Data from 20 patients; Note: PBMC = Peripheral Blood Mononuclear Cell. 70

ASPEN MYD88WT Cohort Best Response Total Best response, n (%) (n=26) Overall response rate (ORR) 21 (80.8) Major response rate (MRR, PR or better) 14 (53.8) VGPR 6 (23.1)a,b PR 8 (30.8)b MR 7 (26.9) SD 4 (15.4) PD 1 (3.8) Time to MR, med (range), mo Months 2.9 (1.9 -7.4) Study follow-up time, med (range), mo Months 12.2 (2.3 - 21.7) Source: Dimopoulos et al., EHA 2019; Data cut: Feb 28, 2019; aOne patient achieved IgM complete response (normalized IgM and negative immunofixation since Cycle 11, with bulky extramedullary disease improving); bIncluding pts confirmed by next-generation sequencing of no other activating MYD88 mutations: 3 of 6 VGPR (including IgM CR); 3 of 8 PR; CR, complete response; MR, minor response; PD, progressive disease; PR, partial response; SD, stable disease; VGPR, very good partial response. 71

# MYD88$^{WT}$ Cohort Adverse Events Overview

| Treatment Emergent Adverse Event | n (%) |
|---|---|
| Patients with ≥1 AE grade ≥3 | 12 (46.2) |
| Patients with ≥1 serious AE | 8 (30.8) |
| AE leading to treatment discontinuation | 2[a] (7.7) |
| Fatal AE | 0 |
| AE of interest (BTK inhibitor class) | |
| Bleeding/petechiae/bruising of any grade<br>Most commonly grade 1 contusion | 9 (34.6)<br>4 (15.4) |
| Diarrhea | 5 (19.2) |
| Hypertension | 5 (19.2) |
| Grade 3 or 4 cytopenia | 4 (15.4) |
| Grade 3 or 4 infections | 3 (11.5) |
| Second malignancy[b] | 3 (11.5) |
| Major hemorrhage[c] | 2 (7.7) |
| Atrial fibrillation/flutter | 0 |

2 patients discontinued due to AEs

- Grade 4 subdural hemorrhage
- Grade 3 diarrhea

Major hemorrhage occurred in 2 patients

- Gastric ulcer hemorrhage
- Periorbital hematoma, subdural hematoma, and subdural hemorrhage; treatment was permanently discontinued per protocol

No fatal treatment emergent AEs or atrial fibrillation/flutter events have been reported

Common adverse events (> 15% of patients) include, all grades (Gr≥3): hypertension 19.2%(11.5%), diarrhea 19.2%(7.7%), pneumonia 15.4%(3.8%), upper respiratory tract infection 15.4%, muscle spasm 15.4%, contusion 15.4%, constipation 15.4%

Source: Dimopoulos et al., EHA 2019; Data cut: Feb 28, 2019; AE, adverse event; SAE, serious adverse event; [a]Grade 4 subdural hemorrhage (related) and grade 3 diarrhea (related). [b]Basal cell carcinoma (n=2) and Queyrat erythroplasia (n=1). [c]Defined as any-grade ≥3 hemorrhage or any-grade CNS hemorrhage: gastric ulcer hemorrhage; 1 patient had periorbital hematoma, subdural hematoma, and subdural hemorrhage;

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Zanubrutinib Monotherapy Studies Pooled Safety Data (n=682) Most Common AEs (All Grade in ≥10% or Grade 3 or Higher in ≥ 3%) AEs of Interest by Category % of patients with ≥ 1 AE of interest Infections Bleeding (petechiae/contusion/hemorrhage)* Neutropenia Thrombocytopenia Anemia Grade 1-2 Hypertension Grade ≥3 2nd primary malignancy** Skin cancers Opportunistic infections Major hemorrhage^ Atrial fibrillation/flutter 0% 20% 40% 60% 80% 100% Source: Tam et. al. EHA 2019. Median exposure 13.4 months. * Inclusive of major hemorrhage; events consist primarily of grade 1-2 mucocutaneous bleeding; ** Inclusive of skin cancers (primarily basal cell [3.5%] and squamous cell carcinomas [2.2%]); ^ Includes any serious or grade ≥3 bleeding event or central nervous system bleed of any severity grade 73

Pooled Safety Data* Zanubrutinib Zanubrutinib Acalabrutinib6 Ibrutinib Background EHA 20181 EHA 20192 Rate n 476 682 612 7565; 1,124b; 2,0904-2,1523 1,605c Major hemorrhage % 2% 2.5% 2.8% 4%5 (Gr≥3) (2%) (2.1%) (2.0%) (3%)5 [events/100 pt. yrs.] [2.07] - [3.0]3 [1.9]3 Atrial fibrillation % ~2% 1.9% 2.9% 9%c (Gr≥3) (0.2%) (0.6%) (1.0%) (4.1%)c [events/100 pt. yrs.] [1.56] - [3.3]4 [0.84]4 Diarrhea ~15% 19.4% 40% 39%c (Gr≥3) (1%) (0.9%) (2.1%) (3%)c Median exposure, mo 7.0 (0.02-36.05) 13.4 (6.1-19.6) 18.5 (0.03- 14.8moc a (25th-75th percentile) 37.4)# (range)# * Pooled safety data from separate trials and sources. Limitations regarding cross-trial comparisons apply. Sources: 1 Tam et al, EHA 2018; 2 Tam et al, EHA 2019; 3 Caron, F Blood Advances 1:12 2019; 4 Leong, D Blood 128:1 2016; 5 O’Brien S Clin Lymphoma Myeloma & Leukemia 18:10 2018; 6 Byrd et al, ASH 2017; a Median treatment duration; b Data from label out of 1,124 patients; c Data from label out of 1,605 patients 74

Zanubrutinib Efficacy in WM Favorable response depth and durability Overall Response Rate (ORR) Progression Free Survival (PFS) Best Response in zanubrutinib WM Overall TN RR Evaluable for 73 24 49 efficacy, n 95% CI Median Follow-up 23.9 mo 12.3 mo 24.8 mo Mod. 6th IWWM Response Criteria (IgM decreases only, and not extramedullary disease) Median Prior Lines 0 2 (1-8) of Therapy ORR 92% 96% 90% MRR 82% 87% 78% No. of patients at risk CR/VGPR1 42% 29% 49% PR 40% 58% 31% Source: Trotman et al. EHA 2019; 1 One R/R patient achieved a CR, TN: treatment naïve; RR: relapsed refractory; Data cutoff 16 September 2018. 75

Ibrutinib Efficacy in WM Overall Response Rate (ORR) Progression Free Survival (PFS) Best Response ibrutinib Enrolled, n 63 100 free Median Time-on-Treatment 19.1 months - 90 80 Modified 3rd IWWM 70 Response Criteria (IgM only) 60 50 Median Prior Lines of Tx 2 (1-9) 40 Survival (%) 30 20 ORR, n (%) 57 (90%) 10 Probability Progression of Probability 0 MRR 46 (73%) VGPR 10 (16%) 0 3 6 9 12 15 18 21 24 27 30 No. of Subjects at Risk Month Median IgM Reduction (g/L) 35.2 to 8.8 (75%) 63 62 59 55 50 50 45 37 24 17 8 Median Hb Change (g/dl) 10.5 to 13.8 Source: Treon et al., NEJM, 2015 76

# BTK Inhibitors and PD-1 Antibodies Represent Large Market Opportunities

## BTK global and PD-1 in China opportunities

### Historical and Forecasted Market Size of Global BTK Inhibitors Market 2014-2030E (Billion USD)



'20-'26 CAGR
~15%
0.1 1.0 2.2 3.2 4.2 5.3 6.6 7.9 9.3 10.8 12.4 13.8 14.7 15.5 16.3 17.1 17.8
2014 2015 2016 2017 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E

### Historical and Forecasted Market Size of China BTK Inhibitors Market 2017-2030E (Billion USD)



'20-'26 CAGR
~37%
0.0 0.0 0.1 0.2 0.4 0.6 0.9 1.1 1.3 1.3 1.4 1.5 1.6 1.6
2017 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E

### Incidence of Top-10 PD-1 Responsive Tumors by Region[1] | Total Tumor Incidence by Region



EU5
0.9 Mn
1.7 Mn
U.S.
0.9 Mn
1.8 Mn
Japan
0.4 Mn
0.7 Mn
China
3.0 Mn
4.3 Mn

### Forecasted Market Size of China PD-1 & PD-L1 Inhibitors, 2018E-2030E (Billion USD)



'20-'26 CAGR
~62%
0.0 0.2 0.7 2.3 5.8 8.6 10.8 12.1 12.8 13.5 14.0 14.6 15.1
2.0 4.6 1.2 6.1 2.6 6.3 4.5 5.8 6.2 5.4 7.4 4.5 9.0 4.3 9.7 4.4 10.2 4.5 10.6
2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E
MNC Brands
Local Brands

**BTK**

- Previous M&A transactions placed high value on the first two BTK inhibitors:
- Pharmacyclics, which had half of the economics to ibrutinib, was acquired by AbbVie for $21 billion; and
- Acerta, which had most of the economics to acalabrutinib (in Phase 3 at the time), was acquired by AstraZeneca for $4-7 billion

**PD-1**

- All four most common tumors in China are among PD-1 responsive tumors
- China has a higher prevalence and proportion of PD-1 responsive tumors than the U.S., EU and JP combined
- The first PD-1 antibodies only became commercially available in China in 3Q:18

Source: Market size forecasts were from Frost&Sullivan analysis. 1. Cancer incidence data for Japan and EU5 (United Kingdom, France, Germany, Italy and Spain) are for 2015 (GLOBOCAN); U.S. data are for 2017 (SEER); China data are for 2015 (Chen et al.), top 10 common cancers in China (2015) are: cancers of lung, stomach, esophagus, liver, colorectum, breast, brain, cervix, pancreas and thyroid; Data of top 10 PD-1 responsive tumors are from Frost & Sullivan analysis and include melanoma, lung cancer, liver cancer, gastric cancer, renal cancer, urothelial carcinoma, esophageal cancer, Hodgkin's lymphoma, lip and oral cancer, and cervical cancer.

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BTK VGPR Rate By Median Follow-Up VGPR Rate Over Time 50 45 40 35 30 25 20 VGPR Rate % 15 10 5 0 0 5 10 15 20 25 30 35 40 45 50 Median Months Follow-Up Ibrutinib pivotal Ibrutinib iNNovate 78

# Mechanistically PD-1 Antibodies Bind PD-1 in Significantly Different Ways
## — Tislelizumab's Binding Surface Has the Highest Overlap with that of PD-L1

Structures of PD-L1 and three PD-1 antibodies in complex with PD-1 shown in the same orientation


PD-L1
Nivolumab
Pembrolizumab
Tislelizumab
PD-1
PD-L1
Nivolumab
Pembrolizumab
Tislelizumab
Overlapped surface

**Strong blocking activity of tislelizumab in comparison to other PD-1 Abs (P3Z assay)**


8000
6000
4000
2000
0
IL-2 secretion, pg/ml
Tislelizumab
BGB-A317 G4 S228P
Nivolumab
Pembrolizumab
hulgG
$10^{-4}$
$10^{-3}$
$10^{-2}$
$10^{-1}$
$10^{0}$
$10^{1}$
Ab concentrations, μg/ml

Tislelizumab/PD-1 binding surface overlaps more with that of pembrolizumab than nivolumab, and has the highest overlap with PD-L1/PD-1 surface



| | PD-L1 | Nivo | Pembro | Tisle |
|---|---|---|---|---|
| Binding surface on PD-1 (Å²) | 778 | 870 | 1120 | 1112 |
| PD-L1/PD-1 surface overlapped with Ab binding surface (%) | - | 44% | 66% | 82% |

Source: Protein Data Bank: 4ZQK, 5WT9, 5GGS, Feng et al AACR 2019 presentation; BeiGene data on file

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Zanubrutinib: Highly Potent and Selective BTK Inhibitor In Preclinical Studies, Equipotent against BTK compared to ibrutinib Higher selectivity vs EGFR, ITK, JAK3, HER2 and TEC Ibrutinib Zanubrutinib Ratio Targets Assays IC50 (nM) IC50 (nM) (Zanubrutinib:Ibrutinib) BTK-pY223 Cellular Assay 3.5 1.8 0.5 Rec-1 Proliferation 0.34 0.36 1.1 BTK BTK Occupation Cellular Assay 2.3 2.2 1.0 BTK Biochemical Assay 0.20 0.22 1.1 p-EGFR HTRF Cellular Assay 101 606 6.0 EGFR A431 Proliferation 323 3210 9.9 ITK Occupancy Cellular Assay 189 3265 17 p-PLCγ1 Cellular Assay 77 3433 45 ITK IL-2 Production Cellular Assay 260 2536 9.8 ITK Biochemical Assay 0.9 30 33 JAK3 JAK3 Biochemical Assay 3.9 200 51 HER2 HER2 Biochemical Assay 9.4 661 70 TEC TEC Biochemical Assay 0.8 1.9 2.4 BTK, Bruton’s tyrosine kinase; EGFR, epidermal growth factor receptor; IC50, drug concentration causing 50% inhibition of the desired activity; ITK, interleukin-2 inducible T-cell kinase; JAK3, Janus kinase 3. 80

Zanubrutinib Efficacy in WM Favorable response depth and durability Overall Response Rate (ORR) Progression Free Survival (PFS) Best Response in zanubrutinib WM Overall TN RR Evaluable for 73 24 49 efficacy, n 95% CI Median Follow-up 22.5 mo 10.6 mo 23.1 mo Mod. 6th IWWM Response Criteria (IgM and lymph node reduction) Median Prior Lines 0 2 (1-8) of Therapy ORR 92% 96% 90% MRR 82% 88% 80% VGPR 41% 25% 49% PR/PR-L 41% 63% 31% Median IgM 32.7 to 8.2 Reduction (g/L) (75%) Median Hb Change* 8.9 to 13.4 (g/dl) Source: Tam et al. IWWM 2018; *Of 32 efficacy evaluable patients (43%) with hemoglobin <10 g/dL at baseline, the median increased from 8.9 g/dL (range, 6.3-9.8) to 13.4 g/dL (range, 7.7-17.0). TN: treatment naïve; RR: relapsed refractory; Data cutoff 24 July 2018. 81

Commercial Rights and Royalties - Details Products / Rights Following Profit Share For Products Retained After China Royalties After Worldwide Ex-China Royalties Pipeline Assets Approval or Commercialization Commercialization Commercialization From Launch Transition Period in China Period Period Commercial Commercial rights 50/50 1 Tiered mid-single to low- -- Products: in China for 5 or 7 double digit royalties on XGEVA, KYPROLIS, years China sales for 5 years BLINCYTO Pipeline Commercial rights 50/50 Up to 6 Tiered mid-single to low- Tiered mid-single digit royalties Products: in China for 7 years double digit royalties on until latest of: expiration of last R&D Stage Assets after launch China sales for 5 years valid patent claim, expiration of excluding KRAS regulatory exclusivity, or 8 years after first commercial sale of such product in the country of sale Pipeline Commercial rights 50/50 -- Tiered mid-single to low- -- Products: in China for 7 years double digit royalties on KRAS Inhibitor after launch China sales for 5 years 82